- - --------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        CONSOLIDATED STORES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        CONSOLIDATED STORES CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

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
                          [CONSOLIDATED STORES LOGO]
                           1105 North Market Street
                                  Suite 1300
                                P.O. Box 8985
                          Wilmington, Delaware 19899



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 23, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of Consolidated Stores Corporation will be held at the headquarters of the Company's principal operating subsidiary at 300 Phillipi Road, Columbus, Ohio, on Tuesday, July 23, 1996, at 9:00 A.M., local time, for the following purposes:

     1. To elect eight directors of the Company.

     2. To approve the Consolidated Stores Corporation 1996 Performance Incentive Plan;

     3. To approve the Consolidated Stores Corporation Key Associate Annual Incentive Compensation Plan;

     4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on June 11, 1996 are entitled to notice of and to vote at said meeting or any adjournment thereof.

     By order of the Board of Directors.

June 27, 1996

                                            ALBERT J. BELL,
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

                                ---------------

     STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                          [CONSOLIDATED STORES LOGO]
                           1105 North Market Street
                                  Suite 1300
                                P.O. Box 8985
                          Wilmington, Delaware 19899

                                ---------------

                                PROXY STATEMENT

     This Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Consolidated Stores Corporation, a Delaware corporation (the "Company"), to be held on July 23, 1996. The Notice of Annual Meeting, this statement and the accompanying form of proxy, together with the Company's Annual Report to stockholders for the fiscal year ended February 3, 1996, are first being mailed to stockholders on or about June 27, 1996.

     The close of business on June 11, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 53,298,704 shares of Common Stock, $.01 par value per share ("Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote. The holders of Common Stock have no cumulative voting rights in the election of directors.

     All voting shall be governed by the Bylaws of the Company pursuant to the General Corporation Law of the State of Delaware. For purposes of Proposal One, the eight director nominees having the highest votes cast shall be elected. Votes will be cast for only those nominees for whom authority is given. For purposes of Proposals Two and Three, a majority of shares present and voting must be cast in favor of the respective proposal for it to be approved. In the case of any of the three proposals, Broker non-votes will be treated as votes not cast, and will not have any effect. Abstentions will be treated as shares not voted with respect to Proposal One, and will not be calculated in the tabulation. In the case of Proposals Two and Three, abstentions will be treated as votes cast against the respective proposal. Stockholders may revoke their proxies if they wish by attending the meeting, revoking the proxy in writing and voting in person. Tabulation shall be performed by National City Bank, the Company's Transfer Agent, as inspected by duly appointed officers of the Company.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     At the meeting, the shares of Common Stock represented by the proxies will be voted, unless otherwise specified, for the election as directors of the eight nominees named below. Each of the eight nominees are currently directors of the Company. One vacancy will remain in the Board. Proxies cannot be voted at the annual meeting for more than eight persons, although additional nominations can be made by stockholders at the meeting.

     The reason for fixing the number of directors at a higher number than those to be elected is that the Company believes it desirable to have the vacancy available to be filled by the directors without the time and expense involved in holding a special meeting of the stockholders, should a person who could make a valuable contribution as a director become available during the year. The Company intends to add one director to the Board of Directors when a suitable person is identified, but no candidate has been considered and approved by the Board.

     Set forth below is certain information relating to the nominees for election as directors.

                                              PRINCIPAL OCCUPATION                     DIRECTOR
       NAME           AGE                    FOR THE PAST FIVE YEARS                    SINCE
- - -------------------   ---    -------------------------------------------------------   --------
Michael L. Glazer     48     President of the Company and President and Chief            1991
                             Executive Officer of K.B. Consolidated, Inc. and
                             subsidiaries; Former President, The Bombay Company
                             (retail home furnishings); former Executive Vice
                             President, The Bombay Company
William G. Kelley     50     Chairman of the Board and Chief Executive Officer of        1990
                             the Company
David T. Kollat       57     President and Founder, 22, Inc. (retail research and        1990
                             consulting)
Nathan P. Morton      47     Former President and Chief Executive Officer, Open          1990
                             Environment Corporation (software development); former
                             President and Chief Executive Officer, Comp USA (retail
                             stores)
John L. Sisk          68     Retired, President and Chief Executive Officer,             1990
                             Herman's World of Sporting Goods (retail stores)
Dennis B. Tishkoff    53     President and Chief Executive Officer, Shoe Corporation     1991
                             of America (retail footwear)
William A. Wickham    51     President, Chief Executive Officer, SBC Advertising         1992
                             (advertising and corporate communications agency)
Sheldon M. Berman     55     Chairman, Macaroons, Inc. (consumer research and            1994
                             marketing services); former Chairman, President and
                             founder, Shelly Berman Communicators (retail marketing
                             and advertising)

     Six meetings of the Board of Directors were held during the Company's fiscal year ended February 3, 1996 (sometimes hereinafter "fiscal 1995"). Each director attended at least 80% of the meetings of the Board, and the committees on which he served, during the period for which he served as a director during the year.

     The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee. Messrs. Tishkoff, Sisk, and Wickham are the members of the Audit Committee, which monitors the activities of the Company's independent auditors and its internal audit functions. The Audit Committee met three times during fiscal 1995. Messrs. Kollat, Sisk and Tishkoff are the members of the Compensation Committee, which administers the Company's stock option plans and advises the Board of Directors with respect to compensation matters. The Compensation Committee met three times during fiscal 1995. Messrs. Berman, Kelley, Kollat and Morton are the members of the Nominating Committee, which is responsible for interviewing and nominating candidates for election as Directors of the Company. The Nominating Committee did not meet during fiscal 1995. The Nominating Committee will not consider nominees recommended by security holders.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Kelley is also a director of National City Bank, Columbus. Mr. Kollat is also a director of The Limited, Inc., Cooker Restaurant Corp., e Shop, Inc., SBC Advertising, AEI Music Network, Pipeliner Systems, Inc., P.J. Phillips, Cheryl & Co., Christy & Associates, NuVision, Select Comfort, Inc., Bron-Shoe Co., and Wolverine Worldwide, Inc.

     The Company customarily retains SBC Advertising for communications and advertising services and AEI Music Network for licensed music broadcasting in stores and other facilities. During fiscal year ended February 3, 1996, the Company paid fees in the amount of $499,035, and $171,955 to SBC Advertising and AEI Music Network, respectively.

     DIRECTOR'S REMUNERATION. Pursuant to arrangements with the Company, certain directors who are not officers and who are not involved in the daily affairs of managing the Company receive an annual retainer of $18,000, plus $1,000 for each Board meeting attended and $500 for each committee meeting attended. During fiscal 1995, seven directors (Messrs. Berman, Glazer, Kollat, Morton, Sisk, Tishkoff, and Wickham) were parties to such arrangements, with Mr. Glazer being a party only for the period prior to his appointment as President of the Company. In addition, such directors constitute Outside Directors, excluding Mr. Glazer subsequent to his appointment as President of the Company, and therefore receive stock option grants under the Director Stock Option Plan. Each of the aforenamed directors, with the exception of Mr. Glazer, received a grant of 5,000 stock options each pursuant to the said Director Stock Option Plan during fiscal 1995. (Please see Director Stock Option Plan.)

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 4, 1996, certain information with regard to the beneficial ownership of the Company's Common Stock by each holder of 5% of such stock, each director and nominee for director individually, each of the five executive officers named in the Summary Compensation Table, and all officers, directors and nominees for director of the Company as a group.

                                                                   AMOUNT AND         PERCENT OF
        TITLE OF               NAME OF BENEFICIAL OWNER       NATURE OF BENEFICIAL    OUTSTANDING
          CLASS                  OR IDENTITY OF GROUP            OWNERSHIP (1)        SHARES (1)
- - -------------------------   -------------------------------   --------------------    -----------
Common Stock                Sheldon M. Berman (2)                       8,200                *
Common Stock                Charles Friedenberg                        33,230                *
Common Stock                Michael L. Glazer                          23,000                *
Common Stock                C. Matthew Hunnell                         19,124                *
Common Stock                William G. Kelley                       1,844,072             3.86%
Common Stock                David T. Kollat                            57,500                *
Common Stock                Nathan P. Morton                           21,500                *
Common Stock                Michael J. Potter                          21,891                *
Common Stock                John L. Sisk                               19,500                *
Common Stock                Dennis B. Tishkoff                         14,745                *
Common Stock                William A. Wickham (3)                     61,000                *
Common Stock                The Capital Group (4)                   3,666,620             7.70%
Common Stock                FMR Corp. (5)                           3,294,800             6.90%
Common Stock                Munder Capital Management(6)            2,681,687             5.62%
Common Stock                All directors, nominees &
                            officers as a group (16
                            Persons)                                2,183,047             4.89%

- - ---------------

* Represents less than 1% of the outstanding Common Stock.

(1) The persons named in the table, other than The Capital Group (see note (4) below), FMR Corp. (see note (5) below), and Munder Capital Management (see note (6) below), respectively, have sole voting power and investment power with respect to all shares of Common Stock subject to the information contained in the footnotes to this table. The amounts described in the table include shares that may be acquired within 60 days under stock options exercisable within that period. Percentage ownership was based on 47,775,758 shares of Common Stock outstanding at February 4, 1996. Of the shares reported for Messrs. Berman, Friedenberg, Glazer, Hunnell, Kelley, Kollat, Morton, Potter, Sisk, Tishkoff, Wickham, and for all directors, nominees for director, and officers as a group, 1,000, 30,400, 14,000, 15,800, 1,828,602,
    19,000, 19,000, 21,500, 19,000, 14,000, 9,000, and 2,043,382, respectively, are shares which may be acquired within 60 days pursuant to exercisable stock options.

(2) Includes 2,000 shares owned by Macaroons, Inc., and 300 shares owned by Judith Berman.

(3) Includes 52,000 shares which are owned by SBC Advertising, Inc.

(4) In its Schedule 13G dated February 9, 1996, and its accompanying materials, The Capital Group Companies, Inc., stated that through its operating subsidiaries it beneficially owned the shares reported, of which 2,855,000 shares (6.6% of the Common Stock at that date) are beneficially owned by Capital Research and Management Company. In its Schedule 13G, The Capital Group Companies, Inc., reported sole voting power over 649,820 shares, and sole dispositive power over 3,666,620 shares.

(5) In its Schedule 13G dated February 14, 1996, FMR Corp. stated that it beneficially owned the number of shares reported in the table as of December 31, 1995, which number includes 2,928,800 shares (6.14% of the Common Stock at that date) beneficially owned by Fidelity Management & Research Company in its capacity as investment advisor to various investment companies registered under Section 8 of the Investment Company Act; 364,700 shares (0.76% of the Common Stock at that date) beneficially owned by Fidelity Management Trust Company as a result of its serving as investment manager for various institutional accounts; and 1,300 shares (0.00% of the Common Stock at that date) beneficially owned by Fidelity International Limited in its capacity as investment advisor and manager to a number of non-US investment companies. Of the shares reported in the table above, both FMR Corp. and Edward C. Johnson III, its Chairman, disclaim having the sole power to vote or direct the voting of any of the shares owned directly by the Fidelity Funds. However, the Schedule 13G states that through control of Fidelity Management Trust Company, both FMR Corp and its Chairman have sole dispositive power over 364,700 shares, no power to vote or direct the voting of 198,800 shares, and the sole power to vote or direct the voting of 165,900 shares.

(6) In its Schedule 13G dated February 13, 1996, Munder Capital Management reported beneficial ownership of the shares reported in the table, with sole voting power over 1,766,077 shares, sole dispositive power over 2,680,187 shares, shared dispositive power over 1,500 shares, and with no shared voting power over any of the shares.

     The address of the person shown in the table above as the beneficial owner of more than 5% of the Company's Common Stock is as follows: The Capital Group, Inc., 333 South Hope Street, Los Angeles, CA 90071; FMR Corp, 82 Devonshire Street, Boston, MA 02109; and Munder Capital Management, 480 Pierce Street, Birmingham, MI 48009.

                             EXECUTIVE COMPENSATION

      COMBINED EXECUTIVE COMPENSATION REPORT OF THE COMPANY'S COMPENSATION
                   COMMITTEE AND THE CHIEF EXECUTIVE OFFICER

     Compensation of the Company's executive officers is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of three independent, non-employee directors. Messrs. Kollat, Sisk and Tishkoff comprise the Committee.

     The Company believes that the key to its success in a very competitive retail climate is the strong performance of its executive officers, particularly that of its Chief Executive Officer ("CEO"). Consequently, it believes that aggressive compensation incentives, both short term and long term, are essential to maximize stockholder value. The Company feels that these incentives should be implemented with a high degree of responsiveness to the performance of the Company. To achieve this responsiveness, importance is placed upon the executive officer participating in the Company's performance through equity ownership, and through bonuses based upon the Company's earnings. The basic compensation components for all executive officers, including the CEO, consist of salary, bonus, and stock options. In addition, during fiscal 1995 Messrs. Kelley and Glazer, the Company's CEO and President, respectively were awarded grants of restricted stock under the Company's 1987 Restricted Stock Plan (please see discussion of "Restricted Stock Plan" below). In addition, all executive officers, including the CEO, are eligible to participate in the Company's 401(k) Savings Plan, Supplemental Savings Plan, Executive Medical Plan and Defined Benefit Pension Plan. Amounts described under Other Annual Compensation in the Summary Compensation Table include personal benefits derived from use of company automobiles, as well as executive medical and group life insurance benefits. Amounts described under All Other Compensation in the Summary Compensation Table include Company contributions to the 401(k) savings plan and supplemental savings plan for the respective individuals.

CEO SALARY

     Mr. Kelley's salary was originally set by his employment agreement dated December 12, 1989. The employment agreement does not provide for automatic salary or equity increases, leaving such decisions to the discretion of the Committee. All such increases are made by the Compensation Committee, exclusively. Typically, Mr. Kelley has been limited to a 5% salary increase each year, consistent with salary increases of other executive officers. However, the Committee has chosen not to adopt any specific schedule of salary increase. Generally, the Committee looks to factors such as the Company's planned and actual increase in pre-tax income, market performance of its Common Stock, and business growth, in determining the amount of salary increase or stock options, if any, to be awarded in any fiscal year. The Committee does not specifically weight such factors in advance. Such decisions are subjectively made, and are not formally tied to objective performance criteria.

CEO BONUS

     Mr. Kelley's bonus is determined strictly in accordance with the formula and criteria stated in his employment agreement, as amended. The bonus is determined by multiplying the salary base by a fraction, the denominator for which is the planned earnings per share determined at the beginning of the fiscal year by the Board, and the numerator for which is the actual earnings per share from net income for that fiscal year as determined by the audited financial statements of the Company; provided, however, that if the resultant fraction was less than .50 no bonus was paid, and if the resultant fraction was more than 1.35 the maximum bonus was capped at 135% of the base salary (salary x actual pre-tax increase/planned pre-tax increase). Application of this formula resulted in a bonus of $527,000 for the most recent fiscal year ended.

CEO EQUITY INCENTIVES

     The Committee makes it a priority for the Chief Executive Officer to have an equity interest in the Company equal to approximately 5% of the Company's outstanding Common Stock, in addition to any personal holdings he may have in the Company as the result of market purchases and retirement plan participation. Mr. Kelley's stock purchase options have an exercise price equal to the market value of the Company's Common Stock at the date each option is granted. Initially the Committee granted options that would become exercisable ("vest") over 3 years. Subsequent grants have had increasingly longer vesting periods, with the most recent grants being 5 years. Options vest by passage of time during employment and not by accomplishment of performance criteria. The 5% level was achieved in increments through annual awards. The amount of 5%, and the amount of each increment, were subjectively determined by the Committee. In fiscal 1995, the Committee determined the need for an additional, performance based, incentive consisting of an award under the 1987 Restricted Stock Plan of 100,000 shares of restricted Common Stock which vest in increments as the Common Stock reaches specific market values over a five year period. The Committee believes this approach promotes a high degree of commonality of interest between the CEO and the Company's stockholders, and adds a long term performance perspective to his total compensation package by basing a significant portion of his compensation upon the future performance of the Company's Common Stock. This is particularly important while the Company maintains high levels of growth.

NON-CEO SALARY

     The salary component for executive officers other than the CEO is initially based upon industry data for comparable positions, as adjusted to reflect the relative level of experience and expertise of the individual. The industry data used to gauge the initial salary is gathered informally as needed from industry publications and, where necessary, from telephone surveys conducted by the Company. Where the position is unique to companies included in the Standard & Poor's Retail Stores Index, the Company collects industry data reflective of companies within that industry group that are of similar size to the Company. However, where the position being filled is common to many industry groups, the Company collects industry data that more comprehensively reflects salaries of such executive officers in similarly sized companies in or around Columbus, Ohio, where the Company's principal operating subsidiary is located. Typically, salary for these executive officers starts at or below the average market salary for comparable positions. Once the initial salary is established based upon industry data, the salary is not adjusted relative to comparable positions outside the Company unless it otherwise suspects that the salary for a particular position is below market. The salary is adjusted annually primarily to reflect growth in the individual's performance, as well as the individual's relative contribution to the overall performance of the Company. Salary adjustments are subjectively determined, and are not formally tied to Company performance.

NON-CEO BONUS

     The bonus component for these executive officers is a maximum (or "target") percentage of salary that is set by position level at the beginning of each fiscal year. The amount of the basic percentage is subjectively determined. The Committee believes that a significant portion of the total compensation of the executive officers should be bonus tied to Company earnings, and has minimized salary increases for this purpose. Bonus is earned and paid only to the extent that the Company has met its planned earnings per share from net income for the fiscal year as set at the beginning of that fiscal year by the Board of Directors. If the Company earns less than 90% of the earnings per share planned for that fiscal year, then no bonus is earned or paid. If the Company earns 90% or more (but less than 100%) of the planned earnings per share, a prorated bonus is earned and paid. The CEO, President, and all Senior Vice Presidents may earn up to 135% of their respective target bonus if the Company's earnings exceed that planned for the fiscal year.

NON-CEO EQUITY INCENTIVES

     The equity participation component for these executive officers consists primarily of stock purchase options. The Committee has not established a goal for an amount of equity held by its executive officers other than the CEO. Stock purchase options are granted at the discretion of the Committee, usually only once per year, in an amount determined by position and performance. As an exception, stock options are sometimes granted more than once in a given year where it involves the promotion of an individual to a greater level of responsibility. As a general rule, a number of shares per option grant is set in advance by position. Actual grants are determined subjectively, based upon perception of the individual's performance. When granted, stock purchase options are issued with an exercise price equal to the current market value of the Company's Common Stock as of the date the option is granted. Options typically vest over a five year period, based upon time passage during employment and not based upon performance criteria. The Committee's determination of the timing and amount of each grant is subjective, based upon its assessment of the need and appropriateness of each grant, in light of the performance of the respective executive officer and the performance of the Company as a whole. The Committee considers the recommendation of, and relies upon information provided by, the CEO in making its assessment and reaching its decision. The Committee believes that its policy in determining stock option grants best utilizes stock options as a specific long-term performance incentive, by basing an important portion of executive officer compensation upon the future performance of the Company's Common Stock.

     In addition to the above, the Committee has the discretion to grant shares of Company Common Stock to executive officers pursuant to its Restricted Stock Plan (please see "Restricted Stock Plan" below). In fiscal 1995, the Committee awarded restricted stock to three individuals, two of whom are executive officers. The Committee views the Plan as a means of creating exceptional incentive for exceptional performance, and believes that the awards reflect that purpose. The Committee intends that specific and objective performance vesting criteria be used in connection with such grants. However, it is within the Committee's power to grant shares under the Restricted Stock Plan at any time in a purely subjective manner.

DEDUCTIBILITY OF ANNUAL COMPENSATION OVER $1 MILLION

The Omnibus Budget Reconciliation Act of 1993, as amended (the "Act") imposes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's chief executive officer (CEO) and the four highest compensated executive officers (other than the CEO) employed on the last day of the taxable year. Remuneration which is qualified "performance-based compensation" is not subject to the deduction limitation. Based on the regulations issued by the Internal Revenue Service to implement the Act, the Company has taken the necessary actions to preserve the deductibility of payments under the Company's compensation plans. As the Act or the regulations thereunder promulgated change, further actions will be taken to the extent necessary and possible to maintain the deductibility of payments under the compensation plans.

THE COMPENSATION COMMITTEE                  William G. Kelley
OF THE BOARD OF DIRECTORS                   Chairman and CEO
David T. Kollat, Chairman                   (Not A Member Of The
John L. Sisk                                Compensation Committee)
Dennis B. Tishkoff

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the individual compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities to the Company for fiscal years 1995, 1994, and 1993.

                                                                                                 LONG-TERM COMPENSATION
                                                                                          ------------------------------------
                                                  ANNUAL COMPENSATION                             AWARDS
                                   --------------------------------------------------     ----------------------      PAYOUTS
                                                                            OTHER         RESTRICTED                 ---------
                                                                            ANNUAL          STOCK         STOCK      LONG-TERM
                                   FISCAL     SALARY         BONUS       COMPENSATION       AWARDS       OPTIONS     INCENTIVE
  NAME AND PRINCIPAL POSITION      YEAR        ($)            ($)            ($)            ($)(D)       (#)(E)       PAYOUTS
- - -------------------------------    ----     ----------     ---------     ------------     ----------     -------     ---------
William G. Kelley, Chairman        1995      $620,000      $527,000        $ 75,442(a)    $2,062,500     125,000           --
    of the Board and               1994       590,389       593,936          65,708(a)            --     250,000           --
    Chief Executive Officer        1993       562,275       426,635         223,354(b)            --     250,000           --
Michael L. Glazer,                 1995       328,846       382,500          64,119(c)     1,662,500     250,000           --
    President                      1994            --            --              --               --          --(f)        --
                                   1993            --            --              --               --          --(f)        --
C. Matthew Hunnell,                1995       228,750       106,250          10,834               --     120,000           --
    Sr. Vice President,            1994       133,654        53,333          12,518               --      15,000           --
    Merchandising                  1993        97,077        41,800           3,529               --      30,000           --
Charles Freidenberg,               1995       228,750       106,250           9,925               --     125,000           --
    Sr. Vice President,            1994       133,654        53,333           8,866               --      15,000           --
    Merchandising                  1993       101,923        41,800           2,058               --      30,000           --
Michael J. Potter,                 1995       200,000        68,000          17,551               --      82,000           --
    Sr. Vice President and         1994       144,237        37,500           9,630               --      20,000           --
    Chief Financial Officer        1993       127,000        24,130           9,818               --       7,500           --


                                  ALL OTHER
                                 COMPENSATION
  NAME AND PRINCIPAL POSITION        ($)
- - -------------------------------  ------------
William G. Kelley, Chairman         $5,625(g)
    of the Board and                 5,625
    Chief Executive Officer          6,266
Michael L. Glazer,                      --
    President                           --
                                        --
C. Matthew Hunnell,                  5,625(g)
    Sr. Vice President,              4,839
    Merchandising                    3,502
Charles Freidenberg,                 5,625(g)
    Sr. Vice President,              4,839
    Merchandising                    3,719
Michael J. Potter,                   4,038(g)
    Sr. Vice President and           3,186
    Chief Financial Officer          2,832

- - ---------------

(a) Includes $31,500 and $40,500 of interest foregone by the Company in fiscal 1995 and 1994, respectively, on a $450,000 second mortgage loan to Mr. Kelley made in 1991 concerning his residence. The second mortgage loan is in connection with relocation assistance provided in Mr. Kelley's employment agreement, is payable on demand, and is secured by a second mortgage.

(b) Includes $171,124 of income tax adjustments, as authorized by the Board of Directors, associated with Mr. Kelley's relocation and $29,348 of interest foregone by the Company on a second mortgage loan more fully described in
    (a) above.

(c) Includes $53,712 in connection with relocation assistance provided to Mr. Glazer.

(d) The amount shown represents the dollar value of restricted stock granted during the indicated year, calculated by multiplying the closing price of unrestricted shares of the Company's Common Stock on the date of grant by the number of shares awarded. The values in the column are not the actual value realized by the recipient, which is subject to vesting and market fluctuations. The number of restricted shares held by named executive officers as of February 3, 1996, and the aggregate value of such shares (calculated by multiplying the closing price of unrestricted shares of applicable Common Stock on February 3, 1996 by the number of shares held on such date) are as follows: Mr. Kelley, 100,000 shares, $2,087,500; and Mr. Glazer, 100,000 shares, $2,087,500. Pursuant to terms of their restricted stock award on each of March 26, 1996, and April 1, 1996, an aggregate of 50,000 shares vested with Messrs. Kelley and Glazer, each, when the Company's Common Stock closed on the New York Stock Exchange at a price equal to or above $30 and $35 per share, respectively. An additional vesting of 50,000 shares for each Mr. Kelley and Mr. Glazer will occur if the closing price of the Company's Common Stock reaches $40.00 per share on the New York Stock Exchange. There are 173,072 shares available for grant pursuant to the Restricted Stock Plan.

(e) The amounts in this column represent the number of non-qualified options granted pursuant to The Executive Stock Option and Stock Appreciation Rights Plan and for fiscal 1995 also include options granted subject to stockholder approval of the 1996 Performance Incentive Plan.

(f) Excludes 5,000 options granted in each of 1994 and 1993 pursuant to the Director Stock Option Plan prior to Mr. Glazer becoming an executive officer.

(g) The amounts in this column represent the Company's matching contribution to the Consolidated Stores Corporation Savings Plan (401K) and/or Consolidated Stores Corporation Supplemental Savings Plan (Top Hat).

     EMPLOYMENT AGREEMENTS. In 1989, the Company entered into an employment agreement with William G. Kelley and in 1995, the Company entered into employment agreements with Michael L. Glazer, C. Matthew Hunnell, and Charles Freidenberg, respectively, each for an indefinite term. The terms of these agreements are substantially similar and they are described collectively herein except where their terms materially differ. The agreements provide for an annual base salary as increased by the Board of Directors (for the fiscal year ending February 1, 1997, in the amounts of $651,000, $472,500, $275,000, and $275,000, respectively) and an annual bonus on the Company's level of achievement of certain performance goals during the year as established by the Board of Directors (of up to a maximum of $878,850, $637,875, $137,500 and $137,500, respectively, for fiscal 1996). Each of the employment agreements requires that the individual employee devote his full business time to the business of the Company and prohibits him from competing with the Company during his employment and for a two-year period thereafter (six months in the event of termination of employment following a "Change in Control," as such term is defined in the agreements).

     Pursuant to this agreement, if Mr. Kelly is terminated without cause or if his employment terminated for any reason within one year of a Change of Control, he will become entitled to receive continued salary payments and benefits for one year and will receive a pro-rata bonus for the fiscal year in which termination occurs. In addition, with respect to the stock options that were granted pursuant to his employment agreement, he will continue to vest in a pro-rata portion of his stock options for the year of his termination in the event he is terminated without cause and will receive a total acceleration of the vesting of his stock options on a termination following a Change of Control. Mr. Glazer's agreement provides that in the event that he is terminated with cause, he suffers a diminution in duties, title or authority, or if his employment is terminated for any reason within one year of a Change of Control, he will receive continued salary payments and benefits for one year plus a pro-rata bonus for the fiscal year in which the termination occurs, and all of his stock options granted in connection with the employment agreement will become vested and exercisable. Mr. Freidenberg's and Mr. Hunnell's agreements provide that if they are terminated without cause or their employment terminates for any reason within one year of a Change of Control, they will continue to receive salary payments for the two year non-compete period if the Company elects to enforce the restrictive covenant, plus continued benefits for that period. If the company elects not to enforce the non-compete provision, Messrs. Freidenberg and Hunnell will respectively continue to receive their salary and benefits for a period of 365 days, unless they are re-employed prior to the expiration of the payment period. Also in the event of a Change of Control, Messrs. Freidenberg's and Hunnell's stock options granted in connection with their employment agreements will become vested and exercisable.

     In addition, a Change of Control of the Company would cause each of the before named individuals to receive a payment in the amount necessary to hold him harmless from the effects of Section 280G and 4999, respectively, of the Code, which Code sections could subject the payments due under these employment agreements to excise tax liability (see also "Severance Agreements"). The compensation payable on account of a Change of Control may also be subject to the deductibility limitations of Section 162(m) of the Code.

     Pursuant to The Executive Stock Option and Stock Appreciation Rights Plan, nonqualified stock options were granted by the Compensation Committee on shares of Company Common Stock to the individuals named in the Summary Compensation Table to Executive Officers of the Company, and to other associates of the Company. The following tables reflect the (i) number and value of options granted in fiscal 1994 to the individuals named in the Summary Compensation Table; and (ii) the aggregate exercises and number and value of exercisable and unexercisable options at January 31, 1996, for those named individuals.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZED
                                                 INDIVIDUAL GRANTS (A)                                     VALUE AT
                         ---------------------------------------------------------------------          ASSUMED ANNUAL
                         NUMBER OF       PCT. OF TOTAL                                                  RATES OF STOCK
                         SECURITIES         OPTIONS                                                 PRICE APPRECIATION FOR
                         UNDERLYING       GRANTED TO                                                    OPTION TERM (C)
                          OPTIONS        EMPLOYEES IN                            EXPIRATION        -------------------------
         NAME             GRANTED       FISCAL YEAR (B)     EXERCISE PRICE          DATE               5%            10%
- - -----------------------  ----------     ---------------     --------------     ---------------     ----------     ----------
William G. Kelley           25,000             1.2%             $18.50             Jan. 2005       $  290,864     $  737,106
                          *100,000             5.0%              20.00             Jan. 2006        1,257,789      3,187,485
Michael L. Glazer          150,000             7.5%              16.25            April 2005        1,532,931      3,884,747
                          *100,000             5.0%              20.00             Jan. 2006        1,257,789      3,187,485
C. Matthew Hunnell          20,000             1.0%              18.50             Jan. 2005          232,691        589,685
                            50,000             2.5%              16.25            April 2005          510,977      1,294,916
                           *50,000             2.5%              20.00             Jan. 2006          628,895      1,593,742
Charles Freidenberg         25,000             1.2%              18.50             Jan. 2005          290,864        737,106
                            50,000             2.5%              16.25            April 2005          510,977      1,294,916
                           *50,000             2.5%              20.00             Jan. 2006          628,895      1,593,742
Michael J. Potter           25,000             1.2%              18.50             Jan. 2005          290,864        737,106
                             7,000             0.3%              16.25            April 2005           71,537        181,288
                           *50,000             2.5%              20.00             Jan. 2006          628,895      1,593,742

- - ---------------

* Options granted subject to shareholder approval of the Performance Incentive Plan.

(a) Material terms of the options granted include 5 year vesting at 20% per year on each succeeding anniversary of the grant date provided that the option holder maintains continuous employment with the Company through at least the 90th day prior to any exercise and accelerated vesting upon a change in control of the Company.
(b) Based on 2,008,172 non-qualified options granted to all associates in fiscal 1995 consisting of 1,247,172 options pursuant to the Executive Stock Option Plan and 761,000 options subject to stockholder approval of the Performance Incentive Plan.
(c) Assumes a respective 5% or 10% annualized appreciation in the underlying Common Stock price from the date of grant to the expiration date less the aggregate exercise price. The ultimate amount realized will depend on the market value of the Company's Common Stock at a future date. The 5% and 10% assumed rates of appreciation are mandated by the Securities Exchange Commission and do not represent the Company's estimate or projections of future prices of the Company's Common Stock.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                        UNEXERCISED OPTIONS AT FEBRUARY 3, 1996(B)
                                                              ---------------------------------------------------------------
                              NUMBER OF                                                         VALUE OF IN-THE-MONEY OPTIONS
                               SHARES                               NUMBER OF OPTIONS                        (C)
                             ACQUIRED ON        VALUE         -----------------------------     -----------------------------
          NAME                EXERCISE       REALIZED (A)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - -------------------------    -----------     ------------     -----------     -------------     -----------     -------------
William G. Kelley               75,000        $1,665,625       1,728,602         537,150        $23,739,723      $ 3,045,081
Michael L. Glazer                   --                --          14,000         256,000            116,750          807,000
C. Matthew Hunnell              15,000           215,688          12,800         146,600             58,100          436,000
Charles Freidenberg             12,000           259,800          27,400         150,600            175,750          445,500
Michael J. Potter               15,000           159,375          19,000         103,000            126,375          302,250

- - ---------------

(a) Difference of the sales price on the dates of exercise and the option exercise price.

(b) Includes unexercised options issued subject to stockholder approval of the Performance Incentive Plan.

(c) Based on the fair market value ($20.875) of Consolidated Stores Corporation Common Stock at February 3, 1996, minus the aggregate exercise prices.

COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN

     The following graph demonstrates a five year comparison of cumulative total return for Consolidated Stores Corporation, the Standard & Poor's 500 Index and the Standard & Poor's Retail Stores Index.

              COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN (A)

                                 CONSOLIDATED
      MEASUREMENT PERIOD          STORES COR-     S&P RETAIL
    (FISCAL YEAR COVERED)          PORATION         STORES          S&P 500
1991                                    100.00          100.00          100.00
1992                                    358.62          139.73          122.69
1993                                    472.41          166.79          135.67
1994                                    500.00          160.75          153.14
1995                                    510.34          148.85          153.96
1996                                    551.72          160.50          213.48

COMPENSATION PLANS AND ARRANGEMENTS

     STOCK OPTION PLANS. The Company maintains two stock option plans. The Director Stock Option Plan is a formula plan that covers only non-employee Directors of the Company. The Executive Stock Option and Stock Appreciation Rights Plan (the "Executive Stock Option Plan") was a grant/award plan that covered full-time employees of the Company and expired April 29, 1995. On August 15, 1995, the Company adopted, subject to stockholder approval, the 1996 Performance Incentive Plan to replace the expired Executive Stock Option Plan (please see Proposal Two below).

     DIRECTOR STOCK OPTION PLAN. The Director Stock Option Plan is administered by the Compensation Committee pursuant to an established formula. Neither the Board of Directors, nor the Compensation Committee exercise any discretion in administering the plan, and the administration performed by the Compensation Committee is ministerial in nature. The formula which governs the grant of stock options to eligible participants may be amended by the Board of Directors, but not more frequently than once in any six month period. Under the current formula, each of the Outside Directors who are not otherwise ineligible are granted annually stock options for the purchase of 5,000 shares of the Company's Common Stock, for an exercise price equal to 100% of the fair market value on the date of grant. Each annual grant occurs on the last day of the quarterly trading period next following the Annual Meeting of Stockholders.

     Options granted under the Director Stock Option Plan subsequent to such date will become exercisable over three years beginning upon the first annual anniversary of the grant date, whereby the option will become exercisable for up to 20% of the shares on the first anniversary, 60% on the second anniversary, and 100% on the third anniversary, respectively. Options granted will automatically terminate ten years and one month following the date of grant. An optionee may exercise a stock option only during specific quarterly trading periods, and only if at all times during the period beginning on the date such option was granted and ending on the day three months before the date of exercise he was a director of the Company.

     Options granted under the Director Stock Option Plan are not transferable other than by will or the laws of descent and distribution.

     EXECUTIVE STOCK OPTION PLAN. The Executive Stock Option Plan expired April 29, 1995. Stock options outstanding at the termination date will remain outstanding until the options have either expired or been exercised. All of the executive officers and full time employees of the Company were eligible to participate in the Executive Stock Option Plan.

     RESTRICTED STOCK PLAN. All of the executive officers and directors and other key employees of the Company are eligible to participate in the Company's 1987 Restricted Stock Plan (the "Restricted Stock Plan"). Approximately 50 persons were eligible to receive awards, and three awards for a total of 250,000 shares were outstanding as of the most recent fiscal year end. Each of the outstanding awards vest in increments based upon a schedule of specific future market closing prices for the Common Stock. Any shares which have not vested within five years following the grant date are subject to forfeiture.

     The Restricted Stock Plan provides generally that an employee or director to whom an award of shares of Common Stock has been made under the Restricted Stock Plan shall not receive or be immediately vested in the shares of Common Stock awarded, but shall receive and become vested in such shares of Common Stock at such time or times as specified by the Board of Directors and set forth in the written agreement evidencing the award. Shares awarded that are not vested may not be sold, transferred, assigned, pledged, hypothecated, anticipated, alienated, encumbered or charged, whether voluntarily, involuntarily or by operation of law, and shares awarded must be forfeited to the Company in the event the recipient ceases to be an employee.

     Vesting of any shares awarded under the Restricted Stock Plan becomes accelerated automatically upon consummation of any event that results in a Change in Effective Control of the Company. As used in the Restricted Stock Plan, "Change in Effective Control" means any one or more of the following: (i) any person or group (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (ii) a majority of the Board of Directors is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or (iii) the stockholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including without limitation, a plan of liquidation). Vesting solely on change of control subjects such compensation to the income tax deduction limits described above (see "Deductibility of Annual Compensation Over $1 Million).

     The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company, which selects the employees and directors to whom awards will be granted, the number of shares to be awarded to each, and the vesting schedule and other terms of each award. No current member of the Compensation Committee is eligible to receive an award under the Plan. The number of shares of Common Stock awarded pursuant to the Restricted Stock Plan may not exceed 500,000 in the aggregate, subject to adjustment as described above. The Board of Directors may adjust the number and kind of shares of Common Stock available for distribution and subject to vesting, in order to prevent dilution or enlargement of rights in the event of a change in the number or kind of outstanding shares of the Company by reason of recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Company.

     PENSION PLAN AND TRUST. The Company maintains a noncontributory defined benefit pension plan (the "Pension Plan") for all employees whose hire date precedes April 1, 1994, who have reached the age of 21 and who have worked for the Company for more than one year. The amount of the Company's annual contribution to the Pension Plan is actuarially determined to accumulate sufficient funds to maintain projected benefits. Effective January 1, 1993, the computation of annual retirement benefits payable upon retirement under the Pension Plan is 1% of final average annual compensation multiplied by the years of service up to a maximum of 25. This benefit is payable when a participant reaches the normal retirement age of 65. However, the Pension Plan does provide an early retirement option, and employment beyond the normal retirement age is permitted by agreement with the Company. For purposes of calculating benefits under the Pension Plan, compensation is defined to include a two month equivalent of the total cash remuneration (including overtime) paid for services rendered during a Plan year prior to salary reductions pursuant to Sections 401(k) or 125, respectively, of the Internal Revenue Code of 1986, as amended, including bonuses, incentive compensation, severance pay, disability payments and other forms of irregular payments. Effective January 1, 1996, the benefits accrued for certain highly compensated individuals, including all executive officers, was frozen at the then current levels.

     The table below illustrates the amount of annual benefit payable at age 65 to a person in the specified average compensation and years of service classifications under the Pension Plan.

   FINAL                      YEARS OF SERVICE
  AVERAGE        -------------------------------------------
COMPENSATION       10          15          20          25
- - ------------     -------     -------     -------     -------
  $100,000       $10,000     $15,000     $20,000     $25,000
  $125,000       $12,500     $18,750     $25,000     $31,250
  $150,000       $15,000     $22,500     $30,000     $37,500
  $175,000       $15,000     $22,500     $30,000     $37,500
  $200,000       $15,000     $22,500     $30,000     $37,500
  $225,000       $15,000     $22,500     $30,000     $37,500

     The maximum annual benefit payable under the Pension Plan is restricted by the Internal Revenue Code. At January 1, 1996, the maximum final five year average compensation is $150,000. At January 1, 1996, Mr. Kelley had 5 years of credited service, Mr. Potter had 4 years, Mr. Freidenberg had 12 years, and Mr. Hunnell had 11 years. Mr. Glazer is not a participant in the Pension Plan.

     SUPPLEMENTAL PENSION PLAN. The Company maintains a non-qualified supplemental employee retirement plan ("Supplemental Pension Plan") for those executives whose benefits were frozen in the Pension Plan on or subsequent to January 1, 1996. The Supplemental Pension Plan constitutes a contract to pay benefits upon retirement as therein defined. The Supplemental Pension Plan is designed to pay the same benefits in the same amount as if the participants continued to accrue benefits under the Pension Plan. The Company has no obligation to fund the Supplemental Pension Plan, and all assets and amounts payable under the Supplemental Pension Plan are subject to the claims of general creditors of the Company. The table below illustrates the amount of annual benefit payable at age 65 to a person in the specified average compensation and years of service classification under the Supplemental Pension Plan.

   FINAL                      YEARS OF SERVICE
  AVERAGE        -------------------------------------------
COMPENSATION       10          15          20          25
- - ------------     -------     -------     -------     -------
  $100,000       $10,000     $15,000     $20,000     $25,000
  $125,000       $12,500     $18,750     $25,000     $31,250
  $150,000       $15,000     $22,500     $30,000     $37,500
  $175,000       $15,000     $22,500     $30,000     $37,500
  $200,000       $15,000     $22,500     $30,000     $37,500
  $225,000       $15,000     $22,500     $30,000     $37,500

     SAVINGS PLAN. All of the executive officers referred to in the cash compensation table, as well as substantially all other full-time employees of the Company and its subsidiaries, are eligible to participate in the Consolidated Stores Corporation Savings Plan (the "Savings Plan"). In order to participate in the Savings Plan, an eligible employee must satisfy applicable age and service requirements and must make contributions to the Savings Plan ("Participant Elective Contributions").

     Participant Elective Contributions are made through authorized payroll deductions to one or more of the several investment funds established under the Savings Plan. One of the funds is a Company Stock Fund which is invested solely in Common Stock of the Company. All Participant Elective Contributions are matched by the Company ("Employer Matching Contributions") at a rate of 100% for the first 2% of salary contributed, and 50% for the next 4% of salary contributed; however, only Participant Elective Contributions of up to six percent of the employee's compensation will be matched. Employee Matching Contributions will always be made in the form of Common Stock of the Company.

     Each participant has a nonforfeitable right to all accrued benefits pertaining to Participant Elective Contributions. Each participant also has a nonforfeitable right to all accrued benefits pertaining to Employer Matching Contributions in the event of retirement or other termination of employment (a) on or after his 65th birthday, (b) on account of disability, or (c) by reason of death. A participant whose employment terminates under other circumstances will have a nonforfeitable right to a portion of accrued benefits pertaining to Employer Matching Contributions determined under a schedule based on years of service. All other unvested accrued benefits will be forfeited.

     SUPPLEMENTAL SAVINGS PLAN. The Company maintains a non-qualified salary deferral plan ("Supplemental Savings Plan") for those executives participating in the Savings Plan who desire to contribute more than the amount allowable under the Savings Plan. The Supplemental Savings Plan constitutes a contract to pay deferred salary, and limits deferrals in accordance with prevailing tax law. The Supplemental Savings Plan is designed to pay the deferred compensation in the same amount as if the contributions had been made to the Savings Plan. The Company has no obligation to fund the Supplemental Savings Plan, and all assets and amounts payable under the Supplemental Savings Plan are subject to the claims of general creditors of the Company.

     EXECUTIVE BENEFIT PLAN. Most of the executive officers are eligible to participate in the Consolidated Stores Executive Benefit Plan (the "Benefit Plan"). The Benefit Plan is a supplemental health benefits plan which reimburses participants for medical costs incurred but not covered by the Consolidated Stores Associate Benefits Plan, up to an annual maximum reimbursement of $10,000 per participant. Amounts received by participants are treated as taxable income. Amounts received by the five individuals named in the cash compensation table, and by all participating executive officers as a group, respectively, are included in the amounts reflected in the values of personal benefits received by such individuals and executive officers as a group.

     EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENTS. On April 18, 1989, the Board of Directors of the Company authorized the Company to enter into Executive Severance Agreements with certain of its key officers and employees (currently 22 persons). The agreements expire on the anniversary of their execution and are automatically extended on an annual basis unless the Company provides at least 90 days notice that any particular agreement will not be extended. The agreements provide for severance benefits if, within 24 months after a Change in Control (as defined in the agreements), the employee's employment is terminated by the Company (other than for Cause, as defined in the agreements), or the employee resigns because of a material change in the circumstances of his employment. For purposes of the agreements, "Change in Control" means any one or more of the following: (i) any person or group (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (ii) a majority of the Board of Directors is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or (iii) the stockholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including without limitation, a plan of liquidation). The agreements provide for the following severance benefits: (i) for certain officers (including Mr. Potter) and key employees of the Company, a lump-sum payment equal to 200% of the employee's then-current annual salary; or (ii) for other officers and key employees of the Company, a lump-sum payment equal to 100% of the employee's then-current annual salary. Messrs. Kelley, Glazer, Freidenberg, and Hunnell are not a party to such an agreement, but each have similar provisions contained in his respective employment agreement permitting a severance benefit of up to 100% of then current annual salary for Messrs. Kelley, Glazer, Freidenberg, and Hunnell. In addition, the Executive Stock Option Plan, the Restricted Stock Plan, and each of the above described employment agreements, each provide for immediate vesting of all outstanding options and shares, respectively, in the event of such a Change in Control (please see "Stock Option Plans" table, and "Restricted Stock Plan", above). The employee will also become entitled to reimbursement of legal fees and expenses incurred by the employee in seeking to enforce his rights under his agreement. In addition, to the extent that payments to the employee pursuant to his agreement (together with any other amounts received by the employee in connection with a Change in Control) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), each agreement provides for the payment of an additional amount

(the "Tax Gross-Up Amount") such that the employee receives, net of excise taxes, the amount he would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code. Under proposed income tax regulations, compensation payable on change in control is subject to the income tax deduction limitations described above (see "Deductibility of Annual Compensation Over $1 Million").

PROPOSAL TWO: APPROVAL OF THE CONSOLIDATED STORES CORPORATION
                 1996 PERFORMANCE INCENTIVE PLAN

     On August 15, 1995, the Company adopted, subject to the approval of the stockholders, the Consolidated Stores Corporation 1996 Performance Incentive Plan (the "Plan"). The Plan was adopted to replace the Company's Executive Stock Option and Stock Appreciation Rights Plan (the "Executive Plan"), which expired in April 1995. The Plan, if approved by the stockholders, is also designed to replace the Company's 1987 Restricted Stock Plan (the "1987 Plan") which will be terminated by the Company. The purpose of the Plan is to provide a flexible, long-term vehicle to attract, retain and motivate officers and employees. By providing equity ownership opportunities and performance based incentives, the Plan is intended to better align the interests of officers and employees with those of stockholders and thereby enhance the performance and profitability of the Company. The Plan authorizes the grant of incentive or nonqualified stock options, stock appreciation rights, restricted stock, stock equivalent unit and performance unit awards (collectively referred to as "Awards") any of which may be granted on a stand alone, combination or tandem basis. An affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal will constitute approval.

     The following is a summary of the proposed features of the Plan, which is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

ADMINISTRATION.

     The Plan will be administered by a committee (the "Committee") designated by the Board of Directors, which will consist of directors who qualify as "disinterested persons" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who meet or are deemed to meet the "outside director" requirement of Section 162(m) of the Code. The Committee will determine the individuals to whom Awards are to be made, the number of shares, if any, to be covered by each Award, the term of the Award, its vesting, exercise period or settlement, the type of consideration, if any, to be paid to the Company upon exercise of an Award, and all other terms and conditions of the Awards. Determination of the Committee on all matters relating to the Plan or any specific Award shall be final and binding on all persons affected by such decision.

SHARES RESERVED.

     The number of shares of common stock available for delivery under the Plan (the "Common Stock") shall consist of an initial allocation of 2,000,000 shares. Additionally, beginning with the fiscal year in which the Plan is in effect and during each fiscal year following, a number of shares equal to one percent (1.0%) of the total number of issued shares of Common Stock at the end of the prior fiscal year shall be added to the number of shares reserved for delivery under the Plan. Any shares represented by Awards under the Plan which are forfeited, canceled or expire without the delivery of shares and any shares tendered as payment in connection with the exercise of an Award under the Plan shall become available for delivery as future Awards under the Plan. Any shares available but unissued in any given fiscal year shall continue to be available for use in subsequent fiscal years. In any event, the total awards of stock options or restricted stock outstanding and shares available for use under the Plan combined with any awards of stock options or restricted stock outstanding from the Executive Plan, the 1987 Plan, or the Director Stock Option Plan, respectively, shall not exceed fifteen percent (15%) of the total shares of issued and outstanding Common Stock as of any measurement date. Any shares reacquired by the Company, in which fair market value is paid for such shares, up to the extent that the aggregate purchase price of such shares does not exceed the cumulative amount of cash proceeds received by the Company from the exercise of stock options occurring after the Plan is approved by stockholders, shall be added to the number of shares available for Awards under the Plan. Shares delivered under the Plan may be either authorized and unissued shares, treasury shares, reacquired shares or any combination thereof.

LIMITATION ON AWARDS.

     The Plan limits the number of shares of Common Stock that can be represented by Stock Options, Stock Appreciation Rights, or Restricted Stock and awarded to any employee during any single fiscal year to no more than 1,000,000 shares. As a further limitation, the maximum amount of compensation with respect to Performance Units and Stock Equivalent Units that may be paid in any one fiscal year (within the meaning of Section 162(m) of the Internal Revenue Code, as amended), to anyone participant with respect to any one fiscal year shall be $2,000,000.

PARTICIPATION.

     Awards under the Plan may be made to any employee of the Company or its affiliates designated by the Committee. Historically, options have been granted to approximately 500 employees in any given year.

TYPES OF GRANTS.

     OPTIONS. The Plan provides for the Award of options which may be either incentive stock options or non-qualified options. For both incentive and non-qualified options, the exercise price will be not less than 100 percent of the fair market value of a share of Common Stock at the time the option is granted. Any option intended to qualify as an incentive stock option must meet all requirements of Section 422 of the Code.

     Each option becomes exercisable on terms and conditions as determined by the Committee. The Plan permits payment of the purchase price to be made:
     (i) in cash; (ii) in shares of Common Stock owned by the optionee as the Committee may prescribe; or (iii) any combination of the foregoing or other form of payment approved by the Committee.

     STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights to any eligible employee on such terms as the Committee may determine. A stock appreciation right entitles a grantee to receive an amount equal to the appreciation in the fair market value of a share of Common Stock from the date the right (or tandem or replaced award) is granted until the date of exercise. The benefit upon the exercise of a right shall be payable in cash, shares of Common Stock or a combination thereof as determined by the Committee.

     RESTRICTED STOCK. The Committee may grant shares of Common Stock subject to such conditions and restrictions as the Plan specifies and otherwise as the Committee may determine. Restricted Stock may be made alone or in tandem with other Awards. The vesting of a Restricted Stock may be conditioned upon the attainment of specified performance goals during a performance period or such other conditions as the Committee may determine subject to Plan limitations.

     STOCK EQUIVALENT UNITS. The Committee may grant Stock Equivalent Units, which may be payable upon vesting in cash or convertible to common Stock or other form of value determined by the Committee. The Committee may create one or multiple classes of Stock Equivalent Units, which may be used to reflect actual Common Stock performance, or may be used to reflect other measurements of the performance of the Company or any one or more subsidiaries or affiliates of the Company. In any event, Stock Equivalent Units shall not create any right, title or interest of ownership of Common Stock, or of any other equity in the Company or any of its subsidiaries or affiliates.

     PERFORMANCE UNITS. The Committee may grant Performance Units, which may be payable upon vesting in cash or convertible to Common Stock or other form of value determined by the Committee. Performance Units may vest based upon any criteria determined by the Committee and permitted by the Plan, which may include, among other things, measurements of performance of the participant, one or more divisions of the Company, one or more subsidiaries of the Company, one ore more measurements of the Company's performance, or any combination of the foregoing.

TRANSFERABILITY.

     No Award under the Plan may be assigned or transferred by the grantee other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or as may otherwise be permitted by the Committee. In the absence of the first two exceptions, all rights may be exercised during the grantee's lifetime only by the grantee.

ADJUSTMENTS OF COMMON STOCK.

     The Committee is authorized to make equitable adjustments to the maximum number of shares of Common Stock that may be issued under the plan, the maximum number of shares that may be covered by Awards made to any one person in any fiscal year, the number of shares subject to Awards and the exercise price or base amount of Awards for any change in the number of issued shares of Common Stock resulting from any stock dividend, stock split, combination, exchange, merger, consolidation, recapitalization, spin-off or other distribution (except cash dividends) or other capital adjustments or other change in such shares of Common Stock. Fractional shares resulting from any such adjustment shall be eliminated.

AMENDMENT AND TERMINATION.

     The Committee may from time to time, at its discretion, amend or terminate the Plan, except that no such amendment or termination shall impair any rights under any Award made prior to the amendment's effective date without the consent of the grantee, and provided that no such amendment shall increase the number of shares available to the Plan or change the price at which stock options or stock appreciation rights may be granted unless approved by stockholders in accordance with applicable laws and regulations. The Plan shall terminate on February 3, 2006 or such earlier date as the Board may determine.

FEDERAL INCOME TAX CONSEQUENCES.

     The following is a brief summary of the principal United States Federal income tax consequences under current tax laws related to stock options under the Plan. This summary is not intended to be exhaustive and does not describe state of local tax consequences.

     An optionee who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction. If the optionee makes no disposition of the shares acquired pursuant to an incentive stock option before the latter of two years from the date of Award of such option or one year from the exercise of such option any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months.

     The Award of a non-qualified stock option does not result in taxable income at the time of grant, but would result in taxable income at the time of exercise equal to the difference between the exercise price of the shares covered by the option and the market value of the shares of Common Stock on the date of exercise.

LIMITATION ON INCOME TAX DEDUCTION.

     Under Section 162(m) of the Code, the Company may be limited as to Federal income tax deductions to the extent that total compensation paid to any one "covered employee" exceeds $1,000,000 in any one year. The Company can preserve the deductibility of such compensation, however, provided it complies with the conditions imposed by Section 162(m) of the Code, including the payment of "performance-based compensation" pursuant to a plan approved by the shareholders. The Plan has been designed to enable Awards made by the Committee in the form of stock options, stock appreciation rights and restricted stock, performance unit and stock equivalent unit awards subject to performance restrictions to qualify as "performance-based compensation." Subject to Plan limitations, other awards may not be performance-based and will be subject to the limitations on deductibility in Section 162(m) of the Code.

     The Board of Directors believes that approval of the Consolidated Stores Corporation Incentive Compensation Plan is in the best interests of the Company and its stockholders because the Plan will enable to Company to attract and retain officers and key management employees and provide these employees with competitive incentives, which also align their interests with those of the Company stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE CONSOLIDATED STORES 1996 INCENTIVE COMPENSATION PLAN.

PROPOSAL THREE: APPROVAL OF THE CONSOLIDATED STORES CORPORATION KEY
                   ASSOCIATE ANNUAL INCENTIVE COMPENSATION PLAN

     The Consolidated Stores Corporation Key Associate Annual Incentive Compensation Plan (the "Plan") was adopted, subject to stockholder approval, by the Board of Directors on February 20, 1996. The Plan was adopted to replace the Company's 1994 Key Executive Incentive Compensation Plan (the "1994 Plan"). The Plan is designed to (i) assist Consolidated Stores Corporation in attracting, retaining and motivating employees, (ii) align Participants' interests with those of the Corporation's stockholders and (iii) qualify compensation paid to Participants who are "Covered Employees" as "other performance-based compensation" within the meaning of section 162(m) of the IRC or a successor provision.

     The following is a summary of the proposed features of the Plan, which is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix B to this Proxy Statement.

     Each key associate of the Company who is approved for participation in the Plan by the Committee (or under the authority conveyed by the Committee) shall be a Participant as of the date designated. Written notice of such approval shall be given to each key associate so approved as soon as practicable following date of approval. The Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the key associate concerned shall cease to be an active Participant as of the date selected by the Committee and the key associate shall be notified of such withdrawal as soon as practicable following such action. In general, it is expected that key associates who are to be Participants for a Performance Period shall be notified of that fact before the beginning of the Performance Period. However, the Plan reserves the right to include associates without prior notification. For the fiscal year beginning February 4, 1996, the Company's CEO (Mr. Kelley), President (Mr. Glazer) and all Senior Vice Presidents of the Company are participants, of which only Messrs. Kelley and Glazer are each expected to receive compensation in excess of one million dollars.

     Each Award must contain one or more performance goals, the material terms which must be disclosed to, and subsequently approved in a separate vote by, the stockholders before the payout is executed, unless they conform to one or any combination of the goals enumerated in the Plan. For each Award, the Committee must establish written performance goals prior to the completion of 25% of the period of time for which the goal applies. For the fiscal year beginning February 4, 1996, the award payable to each of Messrs. Kelley and Glazer is calculated by multiplying the base salary by a fraction, the denominator for which is the planned earnings per share determined at the beginning of the fiscal year by the Board, and the numerator for which is the actual earnings per share for that fiscal year as determined by the audited financial statements of the Company; provided, however, that if the resultant fraction was less than .50 no bonus was paid, and if the resultant fraction was more than 1.35 the maximum bonus was capped at 135% of the base salary (salary x actual pre-tax increase/planned pre-tax increase). Application of this formula resulted in a bonus of $527,000 for Mr. Kelley, and $382,500 for Mr. Glazer for the most recent fiscal year ended.

     In lieu of Awards based on a percentage of Base Salary, Awards may be based on a percentage or share of an Award pool. In such event, the Committee (or its designee) must determine the total dollar amount available for Awards (or a formula to calculate the total dollar amount available) known as an Award pool. The Committee, in it sole discretion, may establish two or more separate Award pools and assign the Participants to a particular Award pool. The Committee (or its designee) must also establish a written performance payout table or formula detailing the Award pool and the payout (or payout formula) based upon the relative level of attainment of performance goals. Each payout table or formula shall (a) be based on a comparison of actual performance to the performance goals, (b) provide the amount of a Participant's Award or total pool dollars available (or a formula to calculate pool dollars available), if the performance goals for the Performance Period are achieved, and (c) provide for an actual Award (which may be based on a formula to calculate the percentage of the pool to be awarded to a particular Participant) based on the extent to which the performance goals were achieved. The payout table or formula may include a "floor" which is the level of achievement of the performance goals in which payout begins. In the case of Awards which are stated in terms of a percentage of an Award pool, the sum of the individual percentages for all Participants in the pool cannot exceed 100 percent. In no case shall a reduction in an Award of one Participant result in an increase in another Participant's Award.

     After the end of each Performance Period or such earlier date if the respective performance goals are achieved, the Committee shall certify to that effect in writing, prior to the unconditional payment of any Award. The Committee (or its designee) shall then determine the actual Award for each Participant relative to the level of achievement of the respective performance goals. The Committee, in its discretion, may cancel or decrease an Award, but may not under any circumstances increase such Award with respect to any participant who is a "Covered Employee". Any other provision of the Plan notwithstanding, the maximum aggregate Award a Participant may earn for a particular Fiscal Year is $3,000,000.

     The Committee may authorize a Conditional Payment of a Participant's Award based upon the Committee's good faith determination. Conditional Payments to "Covered Employees" shall only be made in circumstances where the Covered Associate's compensation deduction will not be jeopardized under IRC 162(m). In the event that a performance goal is not achieved, the Participant is required under the plan to return an amount of the Conditional Payment to the Company equal to the Conditional Payment less the Award payment that has vested, if any.

     The Plan allows Participants to defer payment of Awards, provided that the election to defer is made prior to the beginning of the period to which the Award applies, and provided that any other requirements established by the Committee are satisfied. Elections to defer payment are treated as irrevocable by the Plan.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP to be the independent auditors of the Company and its subsidiaries for the fiscal year ending February 3, 1996. Deloitte & Touche LLP acted as the Company's independent auditors for fiscal years ended January 28, 1995, and January 29, 1994. A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting of Stockholders, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 1996 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than January 9, 1997. The Company will not be required to include in its proxy statement or form of proxy a stockholder proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

     This solicitation of proxies is made by and on behalf of the Board of Directors. In addition to mailing copies of this statement and the accompanying notice and form of proxy to all stockholders of record on the record date, the Company will request brokers, custodians, nominees and other fiduciaries to forward copies of this material to persons for whom they hold shares of Common Stock of the Company in order that such shares may be voted. Solicitation may also be made by the Company's officers and regular employees personally or by telephone or telegraph. The cost of the solicitation will be incurred by the Company. The Company has also retained Georgeson & Company Inc. to aid in the solicitation of proxies for a fee estimated at $8,000 plus reasonable out-of-pocket expenses.

     If the accompanying form of proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the stockholder. In the absence of any such specifications, they will be voted to elect all eight nominees as set forth under Proposal One, and to approve Proposal Two and Proposal Three, respectively.

     The presence of any stockholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time before it is exercised, by a later appointment received by the secretary of the meeting or by giving notice of a revocation to the secretary of the meeting in writing or in open meeting.

     If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.

     By order of the Board of Directors.

June 27, 1996
                                        Albert J. Bell,
                                        Senior Vice President,
                                        General Counsel and Secretary

                                   APPENDIX A

                        CONSOLIDATED STORES CORPORATION
                        1996 PERFORMANCE INCENTIVE PLAN

     1. PURPOSE. The Consolidated Stores Corporation 1996 Performance Incentive Plan (the "Plan") has been adopted to promote the long-term success of Consolidated Stores Corporation (the "Company") for the benefit of the Company's stockholders by encouraging and creating significant ownership of Consolidated Stores Corporation Common Stock, $.01 par value ("Common Stock" or "shares"), by employees of the Company and its subsidiary corporations ("Subsidiaries"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Additional purposes of the Plan include generating meaningful incentive to participants to make substantial contributions to the Company's future success and to enhance the Company's abilities to attract and retain persons who will make such contributions. These purposes are to be accomplished through stock options, restricted stock, performance units, and stock equivalent units.

     2. EFFECTIVE DATE. The Plan shall be effective as of January 1, 1996, subject to approval and modification by the Company's stockholders no later than September 1, 1996. Awards may occur and shares may be issued under the Plan on or after January 1, 1996 and prior to stockholder approval, subject to the condition that any transactions under the Plan shall be rescinded in the event that stockholders have not approved the Plan by September 1, 1996.

     3. COMMON SHARES AVAILABLE. Subject to adjustments contemplated by Section 4, the maximum number of newly issued shares of Common Stock that will be available for issuance under the Plan shall be 2,000,000 shares, plus an additional one percent (1%) of the total number of issued shares of Common Stock (including treasury shares) as of the start of each of the Company's fiscal years (currently comprised of a 52/53 week Fiscal Year which ends on the Saturday nearest to January 31) that the Plan is in effect (including shares exchanged in exercising stock options as contemplated by Section 5). Any shares available but unissued in any given fiscal year shall continue to be available for use in subsequent fiscal years. In any event, the total awards of stock options or restricted stock outstanding and shares available for use under the Plan combined with any awards of stock options or restricted stock outstanding from the Company's 1987 Restricted Stock Plan, Executive Stock Option and Stock Appreciation Rights Plan, and Director Stock Option Plan, respectively, shall not exceed fifteen percent (15%) of the total shares of issued and outstanding Common Stock as of any measurement date. The aggregate number of shares that can be issued under the Plan by virtue of the exercise of incentive stock options ("ISO"), which are intended to be qualified under Section 422 of the Code, shall be limited to 5,000,000 shares. Any shares that may be issued under the Plan may be either authorized but unissued shares or issued shares reacquired by the Company and that are being held as treasury shares, or shares acquired and held for the benefit of the Plan pursuant to a written agreement with the Company. In the event that the Committee enters into such an agreement with one or more third persons to acquire shares of the Company's Common Stock in the market for use by the Plan, such market acquired shares shall not be subject to or included in any calculations of shares available in any fiscal year.

     4. ADJUSTMENTS AND REORGANIZATIONS. The Committee may make such adjustments to Awards made under the Plan (including the terms, exercise price and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company's share price, or share status, provided that any such actions are consistently and equitably applied to all affected participants; provided, that, notwithstanding any other provision hereof, insofar as any Award is subject to performance goals established to qualify payments thereunder as "performance-based compensation" as described in Section 162(m) of the Code, the

Committee shall have no power to adjust such Awards other than (i) discretion to decrease (but not increase) compensation and (ii) the power to adjust Awards for corporate transactions, in either case to the extent permissible under regulations interpreting Code Section 162(m).

     In the event of any stock dividend, stock split, extraordinary dividend, combination or exchange of shares, merger, reorganization, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the number of shares or the Company's capitalization, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) aggregate number of shares that may be issued under the Plan; (ii) the number of shares relating to each outstanding Award made or assumed under the Plan; and (iii) the price per share for any outstanding stock options awarded or assumed under the Plan. If an equitable adjustment cannot be made or the Committee determines that future adjustments are necessary, the Committee shall make such equitable adjustment under the Plan as it determines will fairly preserve the intended benefits of the Plan to the participants and the Company. In addition, any shares issued by the Company through the assumption or substitution of outstanding securities or commitments to issue securities from an acquired company or other entity shall not reduce the shares available for issuance under the Plan.

     5. SHARE USAGE. If Awards made or assumed under the Plan expire or are canceled without either the issuance of shares or a settlement in cash in lieu of the issuance of shares, the shares of stock covered by such Awards shall remain available for issuance under the Plan. Further, any shares which are exchanged (whether actual or constructive) by a participant as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option awarded or assumed under the Plan shall be added to the aggregate number of shares available for issuance, but not added to the maximum number of shares available for issuance pursuant to ISO Awards.

     6. TERM OF THE PLAN. The term of this Plan shall be from January 1, 1996, until 5:00 p.m. Eastern time on February 3, 2006, unless sooner terminated by the Board. Outstanding Awards shall continue to be effective and governed by this Plan until they expire by their terms as provided in their respective Award Agreements even though their expiration dates may be subsequent to the termination of this Plan.

     7. PLAN ADMINISTRATION.

          7.1 Committee. A committee appointed by the Board (the "Committee") shall be responsible for administering this Plan. The Committee shall be comprised of three or more members of the Board who shall, to the extent required, qualify to administer this Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") (or any successor rule) and "Outside Directors" as that term is used in Section 162(m) of the Code and regulations promulgated thereunder. Without limiting the foregoing, except as otherwise designated by the Board, the Committee shall be the Compensation Committee of the Board.

          7.2 Powers of the Committee. Subject only to the express restrictions and limitations otherwise set forth in the Plan, the Committee shall have sole, absolute and full authority and power to:

             (a) Interpret this Plan and undertake such actions and make such determinations and decisions as it deems necessary and appropriate to carry out the Plan intent;

             (b) Determine eligibility of participants and select individuals to receive Awards;

             (c) Determine the nature and amount of each Award;

             (d) Decide the type of Award instrument to be made to each participant and the terms and conditions applicable to each such Award;

             (e) Award instruments in isolation, in addition to, in tandem with, or in substitution for other instruments made under this Plan or Awards made under any other plan of the Company or any options assumed under the Plan;

             (f) Enter into agreements evidencing Awards made under this Plan and their respective terms and conditions ("Award Agreements");

             (g) Correct any defect, supply any omission, reconcile any inconsistency in the Plan or any Award instrument in the manner and to the extent the Committee deems necessary or desirable;

             (h) Establish, amend and rescind rules and regulations relating to this Plan, provided that no such rule or regulation shall be effective to the extent that its effect would cause the Plan or any transaction to not comply with Rule 16b-3 under the 1934 Act; and

             (i) Take any other action necessary to the administration of this Plan, provided that no such action shall be effective to the extent that the effect of the action would cause the Plan or any transaction to not comply with Rule 16b-3 under the 1934 Act.

          7.3 Delegation of Authority. The Committee may designate persons other than members of the Committee or the Board to carry-out its responsibilities subject to such limitations, restrictions and conditions as it may prescribe, except that the Committee may not delegate its authority with regards to the awarding of options to persons subject to Sections 16(a) and 16(b) of the 1934 Act. Further, the Committee may not delegate its authority if such delegation would cause this Plan not to comply with the requirements of Rule 16b-3 or any successor rule under the 1934 Act.

          7.4 Documentation of Awards. All Awards made under this Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall determine.

          7.5 Indemnification. The Company may make such indemnification arrangements for the Committee and its delegated appointees as shall be permitted by its Articles of Incorporation, Bylaws and any applicable law.

          8. ELIGIBILITY. Any salaried employee, consultant or advisor of the Company and its Subsidiaries shall be eligible to be designated, in the discretion of the Committee, a participant of this Plan, provided such eligibility would not jeopardize this Plan's compliance with Rule 16b-3 under the 1934 Act or any successor rule. For purposes of this Plan, a consultant or advisor shall be eligible only if bona fide services are being rendered pursuant to a valid written agreement between the consultant or advisor and the Company, and the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction.

          9. AWARDS. Awards may be made singly, in combination or in tandem to the extent allowable under the Code and regulations promulgated thereunder. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, Awards or rights under any other employee benefit or compensation plan of the Company and Subsidiaries, including any such employee benefit or compensation plan of any acquired entity. Each Award shall be created upon and evidenced by an Award Agreement. No Award shall be required to be similar to any other Award made by the Committee.

          9.1 Stock Options. A stock option shall confer on a participant the right to purchase a specified number of shares from the Company subject to the terms and conditions of the stock option Award. Options awarded under the Plan may be: (i) Options which are intended to qualify and are clearly identified as ISOs under Section 422 of the Internal Revenue Code of 1986 as amended (the "Code") (ISOs); (ii) Options which are not so intended to qualify under Section 422 of the Code (NQSOs); or (iii) both of the foregoing if awarded separately, not in tandem. Any stock option not specifically designated as intended to qualify as an ISO shall constitute an NQSO.

          In the case of Options intended to be ISOs, the exercise price per share shall not be less than the fair market value of the underlying common stock on the date of the Award. The fair market value, determined at the time of awarding the Option to a participant, of shares of Common Stock with respect to which ISOs are exercisable for the first time by such participant during any calendar year (under all plans of the participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. In the case of an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code) at the time an Option which is intended to qualify as an ISO under Section 422 of the Code is awarded, the price per share of Common Stock at which such Option may be exercised shall not be less than 110% of the fair market value of the Common Stock at the time such Option is awarded.

          NQSOs may be awarded to any Plan participant without regard to such fair market value limitation, provided that in any event the exercise price of any NQSO shall be at least the price per share of the fair market value of the underlying Common Stock on the date of the Award.

          In any award of stock options under this Plan, the fair market value of the Common Stock shall be the volume weighted average trading price of the Common Stock on the New York Stock Exchange on the Award Date.

          The Committee shall have the discretion to award SARs with or without stock options to purchase shares of Common Stock on such terms and conditions provided in the Award Agreement as it deems appropriate (including any limit on aggregate appreciation). The Committee may award an SAR concurrently with the award of an Option or, in the case of an Option which is not an ISO, with respect to an outstanding option. A tandem Option/SAR will allow a participant to surrender an Option or portion thereof and to receive payment from the Corporation in an amount equal to the excess of the aggregate fair market value of the shares of Common Stock with respect to which the Option is surrendered over the aggregate option price of such shares. An SAR shall be exercisable no sooner than six (6) months after it is awarded and thereafter at any time prior to its stated expiration date, but only to the extent the related Option may be exercised. SARs may be settled in shares of Common Stock, cash or a combination of shares and cash, as provided in the SAR Award Agreement. Shares as to which any Option is so surrendered shall not be available for future option Awards hereunder.

          The Award price per share of Common Stock of a SAR shall be fixed in the Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the Award. The Fair Market Value shall be determined in the same manner as described above.

          9.2 Performance Units. The Committee shall have the discretion to award instruments which designate an Award of cash or its equivalent, which upon satisfaction of the criteria set forth in the Award Agreement may become payable to the Award recipient in the form of cash, stock, stock options, annuities, or such other form as is deemed appropriate by the Committee. Performance Units may vest in such manner as described in Section 10 below, subject to the provision of Section 13 and upon satisfaction of such criteria as the Committee shall deem appropriate. At the discretion of the Committee, Performance Units may but need not convert into securities or derivative securities at such time or times and in such manner as is set forth in the Award Agreement.

          9.3 Restricted Stock. The Committee shall have the discretion to award shares of any series or class of common stock of the Corporation which have been duly listed with one or more stock exchanges, and which have been duly authorized and reserved for purposes of the Plan; provided that such shares shall be restricted against any disposition, transfer or negotiation by sale, hypothecation, pledge or otherwise except in keeping with the vesting and other criteria established by the Committee at the time of Award ("Restricted Stock"). The Committee shall establish vesting criteria consistent with Sections 10 sand 11, respectively.

          9.4 Stock Equivalent Units. The Committee shall have the discretion to create and award one or more series or class of Stock Equivalent Units. The Committee shall set forth the specific terms appurtenant to each series or class of Stock Equivalent Units. No Stock Equivalent Units shall at any time be deemed to constitute or convey equity ownership, or a fractional share thereof in the Company, its assets, or in any other person, entity or assets; and all Stock Equivalent Units shall be restricted against any disposition, transfer or negotiation by sale, hypothecation, pledge or otherwise.

     10. PERFORMANCE-BASED COMPENSATION. Unless expressly waived (either with respect to an individual or a class of individuals) in writing by the Committee, Awards of Performance Units, Restricted Stock, and Stock Equivalent Units are subject to the provisions of this Section 10 in addition to other provisions of this Plan to the extent that the Committee intends to establish performance goals applicable to Performance Units, Restricted Stock, and Stock Equivalent Units awarded to participants in such a manner as shall permit payouts with respect thereto to qualify as "performance-based compensation" as described in
Section 162(m)(4)(C) of the Code.

          10.1 Awards subject to this Section must vest solely on the attainment of one or more objective performance goals unrelated to term of employment. Awards will also be subject to the general vesting of Award provisions provided in Section 15.

          10.2 The Committee must establish the goals in writing no later than ninety (90) days after commencement of the period of service to which the performance goal relates. The outcome of the goal must be substantially uncertain at the time the Committee actually established the goal.

          10.3 The performance goal must state, in terms of an objective formula or standard, the method for computing the amount payable to the participant if the goal is attained.

          10.4 The performance goal formula or standard must specify the individual employee(s) or class of employees to which it applies.

          10.5 The terms of the objective formula or standard must prevent any discretion being exercised by the Committee to later increase the amount payable that otherwise would be due upon attainment of the goal.

          10.6 The material terms of the performance goal must be disclosed to and subsequently approved in a separate vote by the stockholders before the payout is executed, unless they conform to one or any combination of the following:

             (a) Earnings per common and common equivalent share of stock from continuing operations as disclosed in the Company's annual report to stockholders for a particular fiscal year, or

             (b) Common stock price, or

             (c) Total stockholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of stockholders, or

             (d) Income from continuing operations, or

             (e) Percentage increase in comparable store sales (stores open two or more years at the beginning of the fiscal year) as disclosed in the Company's annual report, or

             (f) Any of items (a), (b), (c), (d) or (e) with respect to any subsidiary, affiliate or business unit of the Company whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meeting of stockholders.

             (g) Total Stockholder Return Ranking Position meaning the relative placement of the Company's Total Stockholder Return compared to those publicly held companies in the Company's peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than eight (8) and not more than sixteen (16) companies, including the Company.

             A combination of target criteria may be used with a particular Award Agreement.

          10.8 The Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied.

          10.9 Any terms used in this Section 10 are to be interpreted consistently with Section 162(m) of the Code and regulations promulgated thereunder.

     11. LIMITATIONS ON AWARDS.

          11.1 Stock Options and SARs. In no event shall the number of shares of Common Stock subject to Stock Options plus the number of shares underlying SARs awarded to any one participant for any fiscal year exceed 1,000,000 shares.

          If an option is cancelled before it expires, the cancelled option continues to be counted against the maximum number of shares for which options may be awarded to that individual for that fiscal year. If, after an Award, the exercise price of an option is reduced, the transaction is treated as a cancellation of the option and the award of a new option. In such a case, both the option that is deemed cancelled and the new option that is deemed awarded reduce the maximum number of shares that can be awarded to any one participant. Similar treatment is afforded to SARs where, after an Award is made, the Award price is reduced.

          11.2 Performance and Stock Equivalent Units. With respect to these units, the maximum amount of compensation that may be paid (within the meaning of Section 162(m) of the Code) to any one participant with respect to any one fiscal year shall be $2,000,000 (the "Annual Payment Limit"). In the event that the vesting of any Award, other than that caused by Section 18, would result in a payment in excess of the Annual Payment Limit, the balance in excess of the Annual Payment Limit shall be paid in the next succeeding fiscal year.

          11.3 Restricted Stock. In no event shall the number of Restricted Stock shares awarded to any one participant for any fiscal year exceed 1,000,000 shares.

     12. EXERCISE OF OPTIONS AND SARS. Subject to the provisions of the Plan, an Option or an SAR may be exercised at such time or times after the date of Award thereof as may be determined by the Committee at the time of Award, subject to earlier exercise by operation of Section 18 hereof; provided, however, no SAR shall be exercisable for six (6) months after it is awarded.

     In case the employment of any participant to whom an Option or SAR shall have been granted shall be terminated for any reason other than the participant's death or permanent and total disability within the meaning of
Section 422 of the Code, such Option or SAR may be exercised by the participant only during a period not exceeding three (3) months after the date of such termination (but no later than the end of the fixed term of the Option or SAR) and only for the number of shares of Common Stock for which the Option or SAR could have been exercised at the time participant ceased to be an employee.

     If a participant to whom an Option or SAR shall have been granted shall die or become permanently and totally disabled within the meaning of Section 422 of the Code while in the employ of the Corporation, such Option or SAR may be exercised by the participant or the participant's personal representative only during a period not exceeding one (1) year after the date of the participant's death or permanent and total disability (but no later than the end of the fixed term of the Option or SAR) and only for the number of shares of Common Stock for which the Option or SAR could have been exercised at the time the participant died or became permanently and totally disabled.

     In no event may an Option or SAR be exercised after the expiration of its fixed term.

     The recipient of a stock option Award shall pay for the shares at time of exercise in cash or such other form as the Committee may approve, including shares valued at their fair market value on the date of exercise, or in a combination of payment forms; provided however, that Company stock surrendered to satisfy all or a portion of the exercise price was held by the participant of the stock option for at least six (6) months. For purposes of this paragraph, shares of Common Stock tendered as payment of a stock option exercise shall have a fair market value equal to the volume weighted average trading price of the Common Stock as reported by the New York Stock Exchange on the Exercise Date.

     Each Option or SAR awarded under the Plan shall be exercised by execution by the holder of written notice of such exercise and delivery thereof to the Corporation at its principal office at 300 Phillipi Road, Columbus, Ohio 43228-0512, or such other address as the Committee may designate, which notice shall in the case of Options specify the number of shares of Common Stock being purchased, together with payment in full for the shares of Common Stock for which the Option is exercised and in the case of SARs specify the number of SARs exercised, the Options to which such SARs are connected and the cash or the number of shares of Common Stock to be received. Such notice shall comply with such other reasonable requirements as the Committee may establish. Unless the Committee determines to require full payment of the option price in cash, part or all of the option price may be paid in whole shares of Common Stock duly endorsed, or with attached stock powers in blank duly endorsed, for transfer to the Corporation, provided that an additional cash payment is made in such amount as may be required to pay any and all applicable withholding taxes.

     No person, estate or other entity shall have any of the rights of a stockholder with reference to shares of Common Stock subject to an Option or SAR or any Award which converts into Common Stock, or with reference to any share of Restricted Stock until a certificate for the shares without restriction has been delivered to the participant.

     An Option or SAR granted under the Plan may be exercised for any lesser number of shares of Common Stock than the full amount for which it could be exercised, except that an Option or SAR may not be exercised for a fractional share. Such a partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time-to-time in accordance with the Plan for the remaining shares subject to the Option or SAR.

     13. TRADING RESTRICTIONS. The Committee may require that any security, derivative security, restricted stock, or any Award whether or not it involves any of the foregoing, be restricted against the transfer, pledge, conversion, exercise, sale (direct or indirect), or hypothecation, or against any other event, as the Committee may deem appropriate. Such restrictions may take the form of legends appearing on the stock certificate or other instrument evidencing such security, derivative security, or other Award.

     The Committee may establish and enforce from time-to-time restrictions on any participant in this Plan with respect to any trading of other transactions or any nature which involve any instruments awarded under this Plan. Such restrictions may include, but shall not be limited to, quarterly trading periods which require transactions to occur only at specific times or under certain conditions.

     14. DEFERRAL. The Committee may require or permit participants to defer payout of Awards under such rules or procedures as it may establish under each Award Agreement. The deferral shall be executed by a written, irrevocable election by the participant at such time and in such manner as the Committee at its discretion, shall determine, including but not limited to any deferral which could be subject to a Company plan, if available at such time. The Committee shall determine reasonable bases to account for the delay in payout and, where appropriate, shall determine such bases consistent with Code Section 162(m) and the regulations thereunder (to preserve the Company's tax deduction). Such bases may include, for example, the actual rate of return on a predetermined investment (including any decrease as well as any increase in the value of an investment) during the deferral period (whether or not the assets are actually invested therein).

     15. VESTING OF AWARDS. Awards consisting of any form of instrument under this Plan shall vest in the manner designated by the Committee and set forth in the Award instrument provided, however, that, except as provided in the following paragraph, no Award awarded pursuant to this Plan shall vest in less than six (6) months after the date the Award is awarded, and may be based upon the occurrence of events or the satisfaction of criteria which may consist of any measurable standard or combination of standards, and which may include, though shall not be limited to, any one or more of (i) one or more personal performance measurements, (ii) one or more Company performance measurements,
(iii) one or more Company Stock performance measurements, or (iv) passage of time; provided, however, that the term of any stock option which is intended to qualify as an ISO shall not exceed ten (10) years from the date of Award; and provided, further, that in the case of an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code) at the time any stock option is awarded, the term of such stock option shall not exceed five (5) years from the date of Award.

     16. TRUST DEPOSITS. The Committee may establish one or more revocable and/or irrevocable trusts into which it may elect to deposit cash, securities or derivative securities, or other property for the benefit of any one or more Award recipients, which trust and its contents shall be deemed subject to the general creditors of the Company. The Committee may also establish one or more irrevocable trusts into which it may elect to deposit cash, securities or derivative securities, or other property for the benefit of any one or more Award recipients, which trust and its assets shall not be subject to the claims of the Company's creditors.

     17. NON-TRANSFERABILITY. Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order; provided, however, that a participant may, to the extent and in a manner specified by the
Committee: (a)designate in writing a beneficiary to exercise his Award after the participant's death; (b) transfer an option (other than an ISO), SAR or Performance Unit to a revocable inter vivos trust as to which the participant is both the settlor and the trustee; and (c) if the Award Agreement expressly permits, transfer an Award (other than Restricted Stock or an ISO) for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (w) any member of the immediate family of the participant to whom such Award was granted, (x) any trust solely for the benefit of members of the participant's immediate family, or (y) any partnership whose only partners are members of the participant's immediate family; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer; and (ii) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 7. For the purposes of this Section 17, "Immediate Family" means, with respect to a particular participant, such participant's spouse, children and grandchildren.

     Notwithstanding the foregoing, each Award (other than restricted stock) granted hereunder to a participant who is an "insider" pursuant to Section 16 of the 1934 Act ("Section 16 participant") shall not be assignable or transferable other than by will or the laws of descent and distribution unless the Committee has determined that such restrictions are not then required for grants under this Plan to satisfy the requirements for the exemption provided by Rule 16b-3 under the 1934 Act (in the form then applicable to the Company), in which event the restrictions set forth in clause (c) of the preceding paragraph shall apply to any such transfer. Notwithstanding the foregoing, a Section 16 participant may, in a manner specified by the Committee and to the extent provided by this Plan, designate a beneficiary to exercise an Award after the participant's death.

     Each share of restricted stock shall be non-transferable until such share becomes nonforfeitable.

     18. CHANGE IN CONTROL. Notwithstanding any provisions in this Plan to the contrary, but subject to the last sentence of this Section 18, if there occurs any event that results in a Change in Effective Control of the Company, then all of the Awards outstanding under the Plan shall automatically become vested in the Award recipient upon the consummation of such event. As used herein, "Change in Effective Control" means any one or more of the following: (i) any person or group (as defined for purposes of section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (ii) a majority of the Board of Directors of the Company is replaced within any period of two (2) years or less by directors not nominated and approved by a majority of the Directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or (iii) the stockholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including without limitation, a plan of liquidation). Provided, however, the other provisions of this Section 18 notwithstanding, the term "Change in Control" shall not mean any transaction, merger, consolidation, or reorganization in which Consolidated or CSC exchange or offer to exchange newly issued or treasury shares in an amount of 20% or more, but less than 50%, of the outstanding equity securities of Consolidated or CSC entitled to vote for the election of directors, for 51% or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation other than

Consolidated or CSC or an Affiliate thereof (the "Acquired Corporation"), or for all or substantially all of the assets of the Acquired Corporation.

     19. SECTION 83(B) ELECTION. The Committee may prohibit a participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the participant elects to include in such participant's gross income in the year of transfer the amounts specified in
Section 83(b) of the Code, the participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

     20. NOTICE OF DISPOSITION OF COMMON STOCK PRIOR TO THE EXPIRATION OF SPECIFIED ISO HOLDING PERIODS. The Company may require that a participant exercising an ISO give a written representation to the Company, satisfactory in form and substance, upon which the Company may rely, that the participant will report to the Company any disposition of shares acquired via an ISO exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code.

     21. TAX WITHHOLDING. The Company shall have the right to (i) make deductions from any settlement of an Award made under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the Settlement Date of the applicable Award.

     22. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Except as expressly determined by the Committee, settlements of Awards received by participants under this program shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit or severance program (or parachute impact severance pay law of any country). The above notwithstanding, the Company may adopt other compensation programs, programs or arrangements as it deems appropriate or necessary in its absolute discretion.

     23. GENERAL PROVISIONS. The following provisions are applicable to the Plan generally:

          23.1 Future Rights. No person shall have any claim or rights to be awarded an option under the Plan, and no option holder shall have any rights under the Plan to be retained in the employ of the Company.

          23.2 Stockholder Rights. Only upon the issuance of shares to a participant or its agent (and only in respect to such shares) shall the participant obtain the rights of stockholders, subject however, to any limitations imposed by the terms of the applicable option.

          23.3 No Fractional Shares. No fractional shares shall be issued under the Plan and cash shall be paid in lieu of any fractional shares in settlement of stock options exercised under the Plan.

          23.4 Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. Likewise, the Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an option awarded under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

          23.5 Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

          23.6 Indemnification of Committee and Agents. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee, and any employees or directors acting as agents of, or carrying out the intentions of, the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a part by reason of any action taken or failure to act under or in connection with the Plan or any Option or SAR, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of the participant's duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

          23.7 Plan Amendment. The Committee may amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment without the approval of the Company's stockholders shall be made which would:

          (a) Increase the total number of shares available for issuance under the Plan (subject to the Committee's discretion provided for in Section 4); or

          (b) Cause the Plan not to comply with Rule 16b-3 or any successor rule under the 1934 Act.

          23.8 Governing Law. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

Adopted this 15th day of August, 1995.
                                        Consolidated Stores Corporation

                                        ----------------------------------------
                                        William G. Kelley
                                        Chairman and Chief Executive Officer
Attest:

- - ------------------------------------------------------
Albert J. Bell
Senior Vice President, General Counsel
and Secretary

                                   APPENDIX B

               THE CONSOLIDATED STORES CORPORATION KEY ASSOCIATE
                       ANNUAL INCENTIVE COMPENSATION PLAN

1. NAME

     Consolidated Stores Corporation Key Associate Annual Incentive Compensation Plan.

2. PURPOSE

     The Plan is designed to (i) assist Consolidated Stores Corporation in attracting, retaining and motivating employees, (ii) align Participants' interests with those of the Corporation's stockholders and (iii) qualify compensation paid to Participants who are "Covered Employees" as "other performance-based compensation" within the meaning of section 162(m) of the IRC or a successor provision.

3. DEFINITIONS

     "Award" means a payment subject to the provisions of this plan.

     "Base Salary" means as to a Performance Period, a Participant's actual gross salary rate in effect on the Determination Date. Such salary shall be before (1) deductions for taxes and benefits, and (2) deferrals of salary pursuant to Company-sponsored plans.

     "Beneficiary" means the person or persons entitled to receive the interest of a Participant in the event of the Participant's death.

     "Board" means the Board of Directors of Consolidated Stores Corporation, a Delaware Corporation.

     "Change of Control" means a change of control as defined in the Consolidated Stores Corporation Stockholder Rights Plan as from time-to-time amended or any successor thereto.

     "Committee" means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a "disinterested person" as defined in Securities and Exchange Commission Rule 16b-3(c)(2)(i), or as such term may be defined in any successor regulation under
Section 16 of the Securities Exchange Act of 1934, as amended.

     In addition, each member of the Committee shall be an outside director within the meaning of Section 162(m) of the IRC.

     "Common Stock" means the common stock of Consolidated Stores Corporation, a Delaware Corporation, its successors and assigns.

     "Company" means Consolidated Stores Corporation, a Delaware Corporation, its successors and assigns and any corporation which shall acquire substantially all its assets. In addition, Company shall include any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

     "Conditional Payment" means prepaying an Award before the date of current payment in section 6.2 and subjects the prepayment (or a portion thereof) to possible return to the Company.

     "Covered Associate(s)" means the chief executive officer (or an individual acting in such capacity) as of the end of the Fiscal Year and employees whose total compensation for the Fiscal Year is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such associate being among the four highest compensated officers for the Fiscal Year.

     "Determination Date" means as to a Performance Period:(1) the first day of the Performance Period, or (2) such other date set by the Committee provided such date will not jeopardize the Plan's Award as performance-based compensation under IRC 162(m).

     "Eligible Position" means an employment position with the Company which provides the employee in the position the opportunity to participate in the Plan. The Committee or its designee determines Eligible Positions.

     "Fiscal Year" means a fiscal year of the Company (currently comprised of a 52/53 week fiscal year which ends on the Saturday nearest to January 31).

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "Participant" means a key associate of the Company who has been approved for participation in the Plan by the Committee (or its designee) or a key associate of a partnership designated by the Committee which the Company maintains 50% or more profit sharing, loss sharing and ownership of capital interests or a key associate of a limited liability company (LLC) in which the Company maintains a 50% or more ownership interest.

     "Performance Period" means the Fiscal Year except in the following cases:

          (1) The associate's service period within a Fiscal Year in the case of a new hire or promoted associate; or

          (2) A period of service determined at the discretion of the Committee (or its designee in the case of associates who are not Covered Associates).

     "Plan" means the arrangement described herein.

4. ELIGIBILITY AND PARTICIPATION

     4.1 Approval

     Each key associate of the Company who is approved for participation in the Plan by the Committee (or under the authority conveyed by the Committee) shall be a Participant as of the date designated. Written notice of such approval shall be given to each key associate so approved as soon as practicable following date of approval.

     4.2 Termination of Approval

     The Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the key associate concerned shall cease to be an active Participant as of the date selected by the Committee and the key associate shall be notified of such withdrawal as soon as practicable following such action.

     4.3 Notification

     In general, it is expected that key associates who are to be Participants for a Performance Period shall be notified of that fact before the beginning of the Performance Period. However, the Plan reserves the right to include associates without prior notification.

     4.4 Transfers In, Out of and Between Eligible Positions

          (1) A key associate may be approved for participation during a portion of a Fiscal Year.

          (a) With respect to associates that are not Covered Associates, an associate newly hired or transferred into an Eligible Position shall have his/her participation prorated during the first Fiscal Year provided employment or transfer occurs at least two months prior to the end of the Fiscal Year.

          (b) An associate (other than a Covered Associate) transferred out of an Eligible Position may receive a prorated Award at the discretion of the Committee provided he/she served in the Eligible Position for at least two full months during the Fiscal Year.

          (c) With respect to Covered Associates approved for participation during a portion of a Fiscal Year, see Section 5.3 as it would relate to Performance Periods that are not equivalent to a Fiscal Year.

          (2) Participants (which are not Covered Associates) transferring between Eligible Positions having different Award formulas will receive Awards prorated to months served in each Eligible Position. For Covered Associates transferring between Eligible Positions, Section 5.3 shall apply to each respective Performance Period applicable to the particular position.

     4.5 Termination of Employment

     Unless otherwise determined by the Committee (or its designee in the case of Participants who are not Covered Associates), or in the case of amounts accumulated in the various accounts under Section 6.4 of this Plan or as required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company on the day on which payments determined under section 6.2 are in fact made (or would have been made if a deferred payment election under section 6.4 -- (1) had not been executed).

     The Committee shall have the discretion not to make or to reduce an Award for a Plan Year for a Participant whose employment with the Company terminated during the Plan Year due to retirement, disability, or death.

5. DETERMINATION OF AWARDS

     5.1 In addition to Section 4.5, Awards will vest solely on account of: (1) the attainment of one or more preestablished performance goals/targets and (2) the certification described in Section 5.6.

     5.2 With respect to Awards for Covered Associates, the material terms of the performance goal(s) must be disclosed to, and subsequently approved in a separate vote by, the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets:

          (a) Earnings per common and common equivalent share of stock from continuing operations as disclosed in the Company's annual report to stockholders for a particular Fiscal Year; or

          (b) Earnings per common and common equivalent share of stock from net income as disclosed in the Company's annual report to stockholders for a particular Fiscal Year; or

          (c) Common Stock price; or

          (d) Total stockholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of stockholders; or

          (e) Income from continuing operations (before extraordinary items);

          (f) Net income; or

          (g) Percentage increase in comparable store sales (stores open two or more years at the beginning of the Fiscal Year) as disclosed in the Company's annual report; or

          (h) Any of items (a), (b), (c), (d), (e) or (f) with respect to any subsidiary, affiliate or business unit of the Company whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meeting of stockholders; or

          (i) Any of items (a), (b), (c), (d), (e) or (g) with respect to a Performance Period whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meetings of stockholders; or

          (j) Total Stockholder Return Ranking Position meaning the relative placement of the Company's Total Stockholder Return compared to those publicly held companies in the Company's peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the IRC. The peer group shall be comprised of not less than six (6) companies, including the Company.

     A combination of targets may be used with a particular Award.

     5.3 Prior to the completion of 25% of the Performance Period or such earlier date as required under IRC Section 162(m), the Committee shall in its sole discretion, for each such Performance Period determine and establish in writing a performance goal or performance goals applicable to the Performance Period to any Covered Associates. Within the same period of time, the Committee (or its designee) for each such Performance Period shall determine and establish in writing the performance goal(s) applicable to the Performance Period for Participants who are not Covered Associates. The Committee may establish any number of Performance Periods, goals and Awards for any associate running concurrently, in whole or in part, provided, that in so doing the Committee does not jeopardize the Company's deduction for such Awards under IRC 162(m).

     5.4 On or prior to the date specified in Section 5.3, the Committee, in its sole discretion, shall assign each Participant who is a Covered Associate, a target Award expressed as a percentage of Base Salary or a whole dollar amount. For Covered Associates, Base Salary must be fixed prior to the establishment of performance goals applicable to a particular Performance Period.

     For Participants who are not Covered Associates, the Committee or its designee shall assign a target Award expressed as a percentage of Base Salary.

     On or prior to the date specified in Section 5.3, the Committee, in its sole discretion, shall establish a payout table or formula for purposes of determining the Award (if any) payable to each Participant. The Committee may authorize a designee to establish a payout table or formula for those Participants who are not Covered Associates.

     Each payout table or formula:

          (a) shall be in writing;

          (b) shall be based on a comparison of actual performance to the performance goals;

          (c) may include a "floor" which is the level of achievement of the performance goal in which payout begins; and

          (d) shall provide for an actual Award equal to or less than the Participant's target Award, depending on the extent to which actual performance approached or reached the performance goal(s).

     5.5 In lieu of Awards based on a percentage of Base Salary (Section 5.4), Awards may be based on a percentage or share of an Award pool. The Committee (or its designee) shall determine (by the date specified in Section 5.3) the total dollar amount available for Awards (or a formula to calculate the total dollar amount available) known as an Award pool. The Committee, in it sole discretion, may establish two or more separate Award pools and assign the Participants to a particular Award pool. The Committee (or its designee in the case of Participants who are not Covered Associates) shall establish in writing a performance payout table or formula detailing the Award pool and the payout (or payout formula) based upon the relative level of attainment of performance goals. Each payout table or formula shall (a) be based on a comparison of actual performance to the performance goals, (b) provide the amount of a Participant's Award or total pool dollars available (or a formula to calculate pool dollars available), if the performance goals for the Performance Period are achieved, and (c) provide for an actual Award (which may be based on a formula to calculate the percentage of the pool to be awarded to a particular Participant) based on the extent to which the performance goals were achieved. The payout table or formula may include a "floor" which is the level of achievement of the performance goals in which payout begins. In the case of Awards which are stated in terms of a percentage of an Award pool, the sum of the individual percentages for all Participants in the pool cannot exceed 100 percent. In no case shall a reduction in an Award of one Participant result in an increase in another Participant's Award.

     5.6 After the end of each Performance Period or such earlier date if the performance goal(s)/target(s) are achieved, the Committee shall certify in writing, prior to the unconditional payment of any Award, that the performance goal(s)/target(s) for the Performance Period were satisfied and to what extent they were satisfied. The Committee (or its designee) shall determine the actual Award for each Participant based on the payout table/formula established in section 5.4 or 5.5, as the case may be.

     5.7 The Committee, in its discretion, may cancel or decrease an Award, but with respect to Covered Associates, may not under any circumstances increase such Award.

     5.8 Any other provision of the Plan notwithstanding, the maximum aggregate Award a Participant may earn for a particular Fiscal Year is $3,000,000.

6. PAYMENT OF INCENTIVE AWARDS

     6.1 In General

     Once an Award has vested and the amount thereof determined, payment of the Award (or the portion thereof not deferred under section 6.4) shall be made pursuant to section 6.2 or, if properly and timely elected, shall be deferred in accordance with section 6.4.

     6.2 Current Payment

     A Participant's Award for a Performance Period, which is not deferred in accordance with the provisions of Section 6.4 hereof, and a Participant's Award, whether or not he/she elected deferred-payment thereof, for the Fiscal Year in which his/her employment terminates, shall be paid in cash to the Participant, or his/her

Beneficiary in the event of his/her death, between the date on which certification by the Committee was made in accordance with section 5.6 and the 75th day (inclusive) following the end of the Performance Period. Should the Committee elect to postpone the payments for any reason, the Committee may, in its discretion, also elect to pay interest at a reasonable rate (consistent with IRC Section 162(m)) for period between the 75th day following the end of the Performance Period and the day on which the payments are in fact made.

6.3 Conditional Payment

     The Committee may authorize a Conditional Payment of a Participant's Award based upon the Committee's good faith determination. The Conditional Payment, at the discretion of the Committee (or, except for Covered Associates, under authority granted to its designee) may be discounted to reasonably reflect the time value of money for the prepayment. Conditional Payments to Covered Associates shall only be made in circumstances where the Covered Associate's compensation deduction will not be jeopardized under IRC 162(m). The amount of the Conditional Payment that will be returned to the Company is equal to the Conditional Payment less the Award payment that has vested, if any. For example, if the floor (see Section 5.4) was not attained for the performance goal or target for the Performance Period, all of the Conditional Payment made for that Performance Period to the Participant must be returned to the Company. Return of all or a portion of the Conditional Payment shall be made reasonably soon after it is determined the extent to which the performance goal or target was not achieved.

     6.4 Deferred Payment

        6.4 -- (1) Election

     Before the first day of each Performance Period (or such other date as permissible to properly defer the Award for income tax purposes), a Participant may irrevocably elect in writing to have a part or all of an Award for the year under the Plan (but not less than $1,000) deferred. Such deferred payment shall be credited to a bookkeeping reserve account which shall be established for the Participant and set up on the books of the Company and known as his/her "Interest Account".

        6.4 -- (2) Credits To Interest Account

     When a Participant has elected to have a part or all of his/her Award credited to an "Interest Account", the unpaid balance in such account shall be credited with a simple annual interest equivalent, as follows: As of the May 1 next following the Fiscal Year for which the deferred Award was made, such Award shall become part of the unpaid balance of such Interest Account. Such Interest Account shall be credited on April 30 of each year with an amount equal to interest on the unpaid balance of such account from time to time outstanding during the year ending on such April 30 at the rate determined by adding together the Three-month Treasury Bill rate on the last banking day prior to the beginning of such year and the Three-month Treasury Bill rate in effect on the last banking days of each of the calendar months of May through March of such year and dividing such total by 12. In the event that the interest Account shall be terminated for any reason prior to April 30 of any year, such account shall upon such termination date be credited with an amount equal to interest at the average Three-month Treasury Bill rate determined as aforesaid on the unpaid balance from time to time outstanding during that portion of such year prior to the date of termination.

        6.4 -- (3) Alternate Deferral Plans

     The Committee, at its discretion, may provide alternate deferral plans of which Awards under this Plan may be included.

        6.4 -- (4) Trust Deposits

     The Committee, at its discretion, may establish an irrevocable trust in which the assets of the trust are subject to the general creditors of the Company. Such trust may upon the occurrence of certain events, as determined by the Committee, receive assets equal to the value of all participants Interest Accounts on the date of the event.

        6.4 -- (5) Distribution Upon Termination of Employment

     Upon termination of a Participant's employment with the Company for any reason, the Participant, or his/her Beneficiary in the event of his/her death, shall be entitled to payment of the entire Interest Account in ten annual installment payments. The amount accumulated in such Participant's Interest Account shall be distributed as hereinafter provided.

     a. The Interest Account shall be paid in cash as follows:

        i. The first annual payment shall be made no earlier than the thirtieth day following the date of termination of employment, and shall be in an amount equal to the value of one-tenth (1/10th) of the total amount credited to the Participant's Interest Account as of the end of the month immediately preceding the date of termination.

        ii. A second annual payment shall be made no earlier than the first day of the Fiscal Year following the year during which the first anniversary of the date of termination of employment occurs, and shall be in an amount equal to the value of 1/9th of the amount credited (which includes accumulated interest) to the Participant's Interest Account as of January 1 next following the first anniversary of the termination of employment.

        iii. Each succeeding installment payment shall be determined in a similar manner, i.e., the fraction of Participant's Interest Account balance to be paid out shall increase each year to 1/8, 1/7, etc., until the tenth installment which shall equal the then remaining balance of the account.

     The annual installment payments are intended to qualify the deferred compensation portion of this Plan under Chapter 4 of Title 4, United States Code, Section 114(b)(1)(I).

        6.4 -- (6) Distribution In Event Of Financial Emergency

     If requested by a Participant while in the employ of the Company and if the Committee (or in the case of Participants who are not Covered Associates, its designee) determines that a financial emergency has occurred in the financial affairs of the Participant, the Interest Account of the Participant on the date the Participant makes the request may be paid out at the sole discretion of the Committee (or its designee) in the same manner it would have been paid out had the Participant terminated his employment with the Company on the date of such request. In the event of a payout due to a financial emergency, a second Interest Account shall be established for the Participant and any Awards made to the Participant thereafter shall be credited to this second Interest Account. The Participant's rights to the second Interest Account shall be the same as his/her rights to the initial Interest Account.

        6.4 -- (7) Acceleration Of Payment

     Notwithstanding the provisions in Item 6.4 -- (5) and 6.4 -- (6), if the amount remaining in a Participant's Interest Account at any time is less than $50,000, or in the event of a financial emergency (including death or disability) occurring in the personal affairs of the Participant, or his/her Beneficiary in case of his/her death, during the payout period, the Committee may elect to accelerate the payout thereafter of the Participant's Interest Account.

        6.4 -- (8) Beneficiary Designation

     A Participant may designate a Beneficiary who is to receive, upon his/her death or disability, the distributions that otherwise would have been paid to him/her. All designations shall be in writing and shall be effective only if and when delivered to the Secretary of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distribution whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate.

     A Participant may from time to time during his lifetime change his Beneficiary by a written instrument delivered to the Secretary of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reasons such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate and in such event the term "Beneficiary" shall include his estate.

        6.4 -- (9) Corporate Changes

           i. Dissolution or Liquidation of Company

               The Company shall cause the dollar balance of an Interest Account (adjusted to the end of the month immediately preceding the date of dissolution or liquidation) to be paid out in cash in a lump sum to the Participants, or their Beneficiaries as the case may be, within 60 days following the date of dissolution or liquidation of the Company.

           ii. Merger, Consolidation or Sale of Assets

               Notwithstanding anything herein to the contrary, in the event that the Company desires to consolidate with, merge into, sell or otherwise transfer all or substantially all of its assets to another corporation (hereinafter referred to as "Successor Corporation"), such Successor Corporation may assume the obligation under this Plan, provided those appropriate amendments are made to the Plan. In the event the Plan is not continued within a reasonable period of time by the Successor Corporation, then as of the date preceding the date of such consolidation, merger, or transfer, the account of each Participant shall be converted into dollars and distributed as provided in section 6.

7. RIGHTS OF PARTICIPANTS

     No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company by reason of any account under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company hold any funds in reserve or trust to secure payments hereunder. No Participant may assign, pledge, or encumber his/her interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

     Nothing contained in this Plan shall be construed to:

          A. Give any associate or Participant any right to receive any Award other than in the sole discretion of the Committee;

          B. Give a Participant any rights whatsoever with respect to share(s) of Common Stock of the Company;

8. NO EMPLOYEE RIGHTS

     Nothing in the Plan or participation in the Plan shall confer upon any Participant the right to be employed by the Company or to continue in the employ of the Company, nor shall anything in the Plan, or participation in the Plan amend, alter or otherwise affect any rights or terms of employment or other benefits arising from that employment.

9. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee may, from time to time, establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan.

10. AMENDMENT OR TERMINATION

     The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan,except as to those terms or provisions that are required by section 162(m) of the IRC to be approved by the stockholders, or suspend or terminate it entirely; provided, however, that no such modifications, amendment, or suspension or termination may, without the consent of the Participant, or his Beneficiary in the case of his/her death, reduce the right of a Participant, or his/her Beneficiary, as the case may be, to any Payment due under the Plan.

11. TAX WITHHOLDING

     The Company shall have the right to deduct from all cash payments any federal, state, or local taxes or other withholding amounts required by law or valid court order to be withheld with respect to such cash payments.

12. EFFECTIVE DATE

     The Plan shall be effective as of February 4, 1996, subject to approval and modification by the Company's stockholders no later than September 1, 1996.

                            CONSOLIDATED STORES CORPORATION

                  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE JULY 23, 1996 ANNUAL MEETING OF STOCKHOLDERS

           The undersigned hereby appoints William G. Kelley, Michael L. Glazer, and Albert J. Bell, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of Consolidated Stores Corporation, to be held at 300 Phillipi Road, Columbus, Ohio, at 9:00 A.M. (local time) on July 23, 1996, and thereat, and at any adjournment thereof, to vote and act with respect to all shares of Common Stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

       1. ELECTION OF DIRECTORS

            FOR all nominees listed below                          WITHHOLD AUTHORITY
           (except as marked to the contrary below)  / /           to vote for all nominees listed below  / /

       Sheldon M. Berman, Michael L. Glazer, William G. Kelley, David T. Kollat,
           Nathan P. Morton, John L. Sisk, Dennis B. Tishkoff and William A.
                                       Wickham.

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

       -------------------------------------------------------------------------

              (Continued, and to be dated and signed, on the other side)

                            (Continued from the other side)

                                                                                              FOR    AGAINST    ABSTAIN
         2. To approve the Consolidated Stores Corporation 1996 Performance Incentive         / /      / /        / /
            Plan.
         3. To approve the Consolidated Stores Corporation Key Associate Annual               / /      / /        / /
            Incentive Compensation Plan.
         4. In their discretion, to vote upon such other business as may properly come        / /      / /        / /
            before the meeting.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED TO ELECT ALL NOMINEES AS DESCRIBED IN ITEM 1 ABOVE.

                                                 Date: _________________ , 1996

                                                 ______________________________

                                                 ______________________________
                                                 Signature(s) of Stockholder(s)

                                                 PLEASE SIGN AS YOUR NAME OR
                                                 NAMES APPEAR HEREON. WHEN
                                                 SIGNING AS ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, PLEASE
                                                 GIVE YOUR FULL TITLE. IF A
                                                 CORPORATION, PLEASE SIGN IN
                                                 FULL CORPORATE NAME BY
                                                 PRESIDENT OR OTHER AUTHORIZED
                                                 OFFICER. IF A PARTNERSHIP,
                                                 PLEASE SIGN IN PARTNERSHIP
                                                 NAME BY AN AUTHORIZED PERSON.

                                   Proxy Card